UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Southern Copper Corporation
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March 29, 2017

Dear Common Stockholder:

You are cordially invited to attend the annual meeting of stockholders, which will be held at Edificio Parque Reforma, Campos Eliseos No. 400, 9th Floor, Col. Lomas de Chapultepec, Mexico City, C.P. 11000, Mexico, on Thursday, April 27, 2017 at 9:00 A.M., Mexico City time. We hope you can be with us.

At the meeting, you will be asked to elect ten directors, to approve the extension of the Directors’ Stock Award Plan, and to ratify the selection of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants.  You will also be given the opportunity to cast a non-binding advisory vote on our executive compensation and the frequency of said vote.

The meeting also provides you with an opportunity to review our activities and our plans and prospects.

It is important that your shares be represented at the meeting whether or not you are able to attend in person. Therefore, you are asked to vote, sign, date, and mail the enclosed proxy card. Please do so today. In Peru, you may deliver your signed proxy card to our offices in Lima, Ilo, Toquepala, and Cuajone. In Mexico, you may deliver your signed proxy card to our offices in Mexico City.

Sincerely,

Germán Larrea Mota-Velasco	Oscar González Rocha
Chairman of the Board of Directors	President and Chief Executive Officer

1440 E. Missouri Avenue, Suite 160, Phoenix, AZ 85014 U.S.A. TEL: +(602) 264-1375	Avenida Caminos del Inca No. 171, Chacarilla del Estanque, Santiago de Surco, Lima 33, Peru TEL: +(511) 512-0440, ext. 3442	Edificio Parque Reforma, Campos Eliseos No. 400, 12th Floor, Col. Lomas de Chapultepec, Mexico City, C.P. 11000, Mexico TEL: +(52-55) 1103-5320

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held on April 27, 2017

To the Common Stockholders of Southern Copper Corporation:

The annual meeting of stockholders of Southern Copper Corporation will be held at Edificio Parque Reforma, Campos Eliseos No. 400, 9th Floor, Col. Lomas de Chapultepec, Mexico City, C.P. 11000, Mexico, on Thursday, April 27, 2017 at 9:00 A.M., Mexico City time, and on any adjournment thereof, for the following purposes:

(1)                                 To elect our ten directors, who will serve until the 2018 annual meeting;

(2)                                 To approve a one-year extension of the term of the Company’s Directors’ Stock Award Plan;

(3)                                 To ratify the selection by the Audit Committee of the Board of Directors of Directors of   Galaz,Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants for calendar year 2017;

(4)                                 To provide stockholders the opportunity to cast a non-binding advisory vote on our executive compensation;

(5)                                 To provide stockholders the opportunity to cast a non-binding advisory vote on the frequency of future stockholders’ advisory votes on executive compensation; and

(6)                                 To transact such other business as may properly come before the meeting.

Stockholders of record at the close of business on March 3, 2017 will be entitled to vote at the annual meeting. Stockholders of record who attend the annual meeting in person may withdraw their proxies and vote in person if they wish.

Important Notice Regarding Internet Availability of Proxy Materials and Annual Report. The proxy statement, proxy card and annual report on Form 10-K are available at www.edocumentview.com/SCCO. If you wish to attend the meeting and vote your shares in person visit www.edocumentview.com/SCCO or call: +(52-55) 1103-5320, to obtain information, including directions.

By order of the Board of Directors,
Jorge Lazalde Secretary

Phoenix, Arizona, March 29, 2017

Your Vote is Important
Please mark, sign, date, and return your enclosed proxy card

PROXY STATEMENT

This proxy statement is furnished as part of the solicitation by the Board of Directors (the “Board of Directors” or “Board”) of Southern Copper Corporation (“SCC,” “us,” “our,” or the “Company”), 1440 E. Missouri Avenue, Suite 160, Phoenix, AZ 85014, USA; Avenida Caminos del Inca No. 171, Chacarilla del Estanque, Santiago de Surco, Lima 33, Peru; and Edificio Parque Reforma, Campos Eliseos No. 400, 12th Floor, Col. Lomas de Chapultepec, Mexico City, Mexico, of the proxies of all holders of common stock (the “Common Stockholders” or “you”) to vote at the annual meeting to be held on April 27, 2017, and at any adjournment thereof. This proxy statement and the enclosed form of proxy are being mailed and made available electronically commencing on or about April 1, 2017, to the Common Stockholders of record on March 3, 2017. Additional copies will be available at our offices in the United States, Lima and other locations in Peru and Mexico.

Any proxy in the enclosed form given pursuant to this solicitation and received in time for the annual meeting will be voted with respect to all shares represented by it and in accordance with the instructions, if any, given in such proxy. If we receive a signed proxy with no voting instructions given, such shares will be voted for the proposal to elect directors, to approve the extension of the Directors’ Stock Award Plan, for the proposal to ratify the selection by the Audit Committee of the Board of Directors of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited (“DTT”), as our independent accountants for the calendar year 2017, for the approval of our executive compensation as described in this proxy statement, and for the proposal to have future advisory votes on executive compensation take place every year. Any proxy may be revoked at any time prior to the exercise thereof by notice from you, received in writing by our Secretary or Assistant Secretary, or by written ballot voted at the meeting or by delivery of a later dated proxy card. If your shares are held in street name, you must contact your broker to revoke your proxy.

Our outstanding shares consist of common stock, par value $0.01 per share (the “Common Stock”). At the close of business on February 28, 2017, we had outstanding 773,016,469 shares of Common Stock. Each share of Common Stock outstanding on March 3, 2017, the record date for the annual meeting, is entitled to one vote at our annual meeting.

Unless stated otherwise, references herein to “dollars” or “$” are to U.S. dollars; references to “S/.”, “nuevo sol” or “nuevos soles” are to Peruvian Nuevos Soles; and references to “peso”, “pesos”, or “Ps.” are to Mexican pesos.

VOTING SECURITIES

Our Amended and Restated Certificate of Incorporation, as amended (the “Certificate”), provides that the number of directors shall be fixed from time to time by resolution of a majority of the Board of Directors, provided that the number of directors shall not be less than six or more than fifteen. The Board of Directors at its meeting held on January 26, 2017 fixed the number of directors at ten. The directors are elected by the Common Stockholders, with each share of Common Stock outstanding at the March 3, 2017 record date entitled to one vote at the annual meeting.

A plurality of the votes cast by you is required for the election of the ten directors. Abstentions are counted for quorum purposes but are not counted either as votes cast “For” or “Against” any nominee. A broker “non-vote” occurs when a broker submits a proxy card with respect to shares of Common Stock held in a fiduciary capacity (typically referred to as being held in “street name”) but declines to vote on a particular matter because the broker has not received voting instructions from the beneficial owner. Pursuant to the rules of the New York Stock Exchange (“NYSE”), brokers will be prohibited from exercising discretionary voting on your shares held in “street name” for the election of directors. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of the election of the ten director nominees at the annual meeting on April 27, 2017. We encourage you to provide voting instructions to your brokers if you hold your shares in street name so that your voice is heard in the election of directors. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the proposal to elect directors.

The affirmative vote of a majority of the votes cast in person or by proxy at the meeting by the holders of shares of Common Stock entitled to vote thereon is required for extension of the Directors’ Stock Award Plan described in this proxy statement. Abstentions are counted for quorum purposes. Abstentions are counted as a vote “Against” this proposal. Broker non-votes are not counted either as votes cast “For” or “Against” this proposal.  If we receive a signed proxy with no voting instructions, such shares will be voted “For” the approval of the Directors’ Stock Award Plan extension as described in this proxy statement.

The affirmative vote of a majority of the votes cast in person or by proxy at the meeting by the holders of  Common Stock entitled to vote thereon is required to ratify the selection of the independent accountants described in this proxy statement. Abstentions and broker non-votes are counted for quorum purposes. Abstentions are counted as a vote “Against” this proposal.  Broker non-votes are not counted either as votes cast “For” or “Against” the proposal to ratify the selection of the independent accountants described in this proxy statement. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the proposal to ratify the selection of the independent accountants.

The affirmative vote of a majority of the votes cast in person or by proxy at the meeting by the holders of shares of Common Stock entitled to vote thereon is required for the non-binding advisory vote on executive compensation described in this proxy statement. Abstentions are counted for quorum purposes. Abstentions are counted as a vote “Against” this proposal.  Broker non-votes are not counted either as votes cast “For” or “Against” this proposal. Pursuant to provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), brokers are prohibited from voting uninstructed shares on executive compensation matters, including on the non-binding advisory vote on executive compensation and the frequency of the advisory vote discussed in this proxy statement. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the approval of our executive compensation as described in this proxy statement.

The option of every year, every two years or every three years that receives a plurality of the votes cast in person or by proxy at the meeting by the holders of shares of Common Stock entitled to vote thereon will be the option selected by the stockholders for the frequency of future non-binding advisory votes on executive compensation described in this proxy statement. Generally, approval of any matters presented to the stockholders requires a majority of the votes cast.  However, because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders. Abstentions and broker non-votes are counted for quorum purposes. Abstentions are counted as a vote “Against” this proposal.  Broker non-votes are not counted either as votes cast “For” or “Against” this proposal.  If we receive a signed proxy without voting instructions, such shares will be voted for the option of “one year.”

When a Common Stockholder participates in the Dividend Reinvestment Plan applicable to our Common Stock, the Common Stockholder’s proxy to vote shares of Common Stock will include the number of shares held for him by Computershare, the agent under the plan. If you do not send any proxy, the shares held for your account in the Dividend Reinvestment Plan will not be voted.

The rules of the Securities and Exchange Commission (“SEC”) permit us to deliver a single notice or set of annual meeting materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings. To take advantage of this opportunity, we have delivered only one notice or set of annual meeting materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. We agree to deliver promptly, upon written or oral request, a separate copy of the notice or annual meeting materials, as requested, to any stockholders at the shared address to which a single copy of those documents was delivered. If you prefer to receive separate copies of the notice or annual meeting materials, contact Broadridge Financial Solutions, Inc. at 800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future notices or annual meeting materials for your household, please contact Broadridge at the above phone number or address.

Quorum

Our by-laws provide that the presence in person or by proxy of the Common Stockholders of record holding a majority of the outstanding shares of Common Stock entitled to vote at the meeting shall constitute a quorum for purposes of electing directors and voting on proposals other than the election of directors.

No Dissenters’ or Appraisal Rights

Stockholders who do not consent to the ratification of the selection of independent accountants or the two non-binding advisory vote on executive compensation as described in this proxy statement, are not entitled to assert dissenters’ or appraisal rights under Section 262 of the General Corporation Law of the State of Delaware.

ELECTION OF DIRECTORS

Ten nominees are proposed for election by you at the annual meeting. The nominees to be voted on by you are Messrs. Emilio Carrillo Gamboa, Alfredo Casar Pérez, Enrique Castillo Sánchez Mejorada, Xavier García de Quevedo Topete, Oscar González Rocha, Germán Larrea Mota-Velasco, Daniel Muñiz Quintanilla, Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán. All of the nominees are currently serving as directors of the Company.

Our Certificate requires the Board of Directors to include a certain number of special independent directors. A special independent director is a person who (i) satisfies the independence standards of the NYSE (or any other exchange or association on which the Common Stock is listed) and (ii) is nominated by a Special Nominating Committee of the Board of Directors. The Special Nominating Committee, composed of Messrs. Luis Miguel Palomino Bonilla, Carlos Ruiz Sacristán (each a “Special Designee”), and Xavier García de Quevedo Topete (the “Board Designee”), has nominated Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán as special independent directors. Additionally, the Board of Directors at its meeting held on January 26, 2017 endorsed the selection of special independent directors made by the Special Nominating Committee and also selected Messrs. Emilio Carrillo Gamboa and Enrique Castillo Sánchez Mejorada as our fourth and fifth independent directors. For further information please see the section on “Special Independent Directors/Special Nominating Committee.”

The Board of Directors considers and recruits candidates from all sources, including nominations recommended by stockholders, to fill the positions on the Board of Directors taking into account the Board of Directors’ current composition and core competencies and the needs of the Board as a whole. The composition, skills and needs of the Board of Directors change over time and will be considered in establishing the profile of desirable candidates for any specific opening on the Board. Recommendations for director nominees should be sent in writing to our Secretary or Assistant Secretary (see “Proposals and Nominations of Stockholders” below). The Board of Directors applies selection criteria for Board membership that require that Board members possess, among other personal characteristics, integrity and accountability, high ethical standards, financial literacy for the members serving on the Audit Committee, high performance standards and business competency, informed judgment, mature confidence, an open mind, intelligence and judgment, sufficient time to devote to Company matters, and a history of achievement. Additionally, special independent directors must satisfy the independence requirements of the NYSE Listed Company Manual (or any other exchange or association on which the Common Stock is listed). The Board of Directors applies the same selection criteria for the evaluation of candidates from all sources.

To adequately fulfill the Board’s complex roles, from overseeing the audit and monitoring managerial performance to responding to rapidly changing market conditions, a host of core competencies need to be represented on the Board. The Board as a whole possesses the required Board core competencies, with each member contributing knowledge, experience and skills in one or more areas, including accounting and finance, management, business judgment, industry knowledge, international markets, leadership, strategy and vision, and crisis response.

The Board of Directors also considers diversity in identifying candidates to fill positions on the Board. We believe that our current Board includes differences of viewpoint, professional experience, education, skill, and other individual qualities and attributes to augment the talents of management to operate the business of the Company and accomplish the primary goal of maximizing stockholder value while adhering to the laws of the jurisdictions wherein it operates and observing ethical standards.

Our Board of Directors conducts an annual evaluation in order to determine whether it and its committees are functioning effectively. As part of this annual self-evaluation, the Board of Directors evaluates whether the Board’s current policy on diversity continues to be optimal for SCC and its stockholders.

Each nominee has consented to being named in this proxy statement and to serve if elected. Proxies in the enclosed form received by us will be voted by us, unless authority is withheld, for the election of the nominees named below. If any nominee should be unavailable for election, such proxies will be voted by us for another individual chosen by the Board of Directors as a substitute for the unavailable nominee. If, however, any other matter properly comes before the annual meeting, we intend that the accompanying proxy will be voted thereon in accordance with the judgment of the persons voting such proxy.

NOMINEES FOR ELECTION AS DIRECTORS

The following ten individuals have been nominated for election to the Board of Directors.

Common Stock Director	Age	Position
Germán Larrea Mota-Velasco	63	Chairman of the Board and Director
Oscar González Rocha	78	President, Chief Executive Officer, and Director
Emilio Carrillo Gamboa	79	Director
Alfredo Casar Pérez	63	Director
Enrique Castillo Sánchez Mejorada	60	Director
Xavier García de Quevedo Topete	70	Director
Daniel Muñiz Quintanilla	43	Executive Vice President and Director
Luis Miguel Palomino Bonilla	57	Director
Gilberto Perezalonso Cifuentes	74	Director
Carlos Ruiz Sacristán	67	Director

Germán Larrea Mota-Velasco, Director. Mr. Larrea has been Chairman of the Board of Directors since December 1999, Chief Executive Officer from December 1999 to October 2004, and a member  of our Board of Directors since November 1999. He has been Chairman of the board of directors, President and Chief Executive Officer of Grupo México, S.A.B. de C.V. (“Grupo Mexico”) (holding) since 1994. Mr. Larrea has been Chairman of the board of directors and Chief Executive Officer of Grupo Ferroviario Mexicano, S.A. de C.V. (railroad company) since 1997. Mr. Larrea was previously Executive Vice Chairman of Grupo Mexico and has been member of the board of directors since 1981. He is also Chairman of the board of directors and Chief Executive Officer of Empresarios Industriales de México, S.A. de C.V. (“EIM”) (holding) and Fondo Inmobiliario (real estate company), since 1992. He founded Grupo Impresa, a printing and publishing company in 1978, remaining as the Chairman and Chief Executive Officer until 1989 when the company was sold. He is a director of the Consejo Mexicano de Negocios since 1999, was a director of Banco Nacional de México, S.A. (Citigroup) from 1992 to 2015 and was also a director of Grupo Televisa, S.A.B. from 1999 to 2014.

Mr. Larrea, presides over every Board meeting and since 1999 has been contributing to the Company  his education, his leadership skills, industry knowledge, strategic vision, informed judgment and business experience of 20 years, especially in the mining sector. As Chairman and Chief Executive Officer of Grupo Mexico, of Grupo Ferroviario Mexicano, S.A. de C.V. and of EIM, a holding company engaged in a variety of business, including mining, construction, railways, real estate, and drilling, he brings to the Company a valuable mix of business experience in different industries. His service as a director of a bank, a professional Mexican organization and a media company provides a valuable diversified business experience that enhances his leadership role in the Company.

Oscar González Rocha, Director. Mr. González Rocha has been our President since December 1999 and our President and Chief Executive Officer since October 21, 2004. He has been a director of the Company since November 1999. Mr. González Rocha has been Chief Executive Officer and director of Asarco LLC (integrated US copper producer), an affiliate of the Company, since August 2010 and President and Chief Executive Officer of Americas Mining Corporation (“AMC”) a holding company of Grupo Mexico, since 2015. Previously, he was the Company’s President and General Director and Chief Operating Officer from December 1999 to October 20, 2004. Mr. González Rocha has been a director of Grupo Mexico since 2002. He was General Director of Mexicana de Cobre, S.A. de C.V. from 1986 to 1999 and of Buenavista del Cobre, S.A. de C.V. (formerly Mexicana de Cananea, S.A. de C.V.) from 1990 to 1999. He was an alternate director of Grupo Mexico from 1998 to April 2002. Mr. González Rocha is a civil engineer with a degree from the Autonomous National University of Mexico (“UNAM”) in Mexico City, Mexico.

Mr. González Rocha,  is a civil engineer by profession and a business man with over 40 years experience in the mining industry. He has been associated with our Mexican operations since 1986. His contributions to the Company include his professional skills, his leadership, an open mind and a willingness to listen to different opinions. Mr. González Rocha has proven his ability to deal with crises to lessen negative impacts to the Company. His devotion of time to the Company and his hands-on management of the operations in Mexico and Peru contribute to his effective leadership of the Company. Mr. González Rocha has been recognized as Copper man of the year 2015 and was inducted into the American Mining Hall of Fame in December 2016 in Tucson, Arizona.

Emilio Carrillo Gamboa, Director. Mr. Carrillo Gamboa has been a director of the Company since May 30, 2003 and is our fourth independent director nominee. Mr. Carrillo Gamboa is a prominent lawyer in Mexico and has been the Senior Partner of the Bufete Carrillo Gamboa, S.C., a law firm specializing in corporate, financial, commercial, and public utility issues, for the last five years. Mr. Carrillo Gamboa has extensive business experience and currently serves on the boards of many prestigious international and Mexican corporations, as well as charitable organizations. Since

March 9, 2005, he has been Chairman of the board of The Mexico Fund, Inc. (NYSE—MXF), a nondiversified closed-end management investment company. Mr. Carrillo Gamboa held various offices with Teléfonos de México, S.A. de C.V. (“TELMEX”) from 1960 to 1987, the most recent being that of President and Chief Executive Officer from June 1975 to June 1987. He later served as Mexico’s Ambassador to Canada from July 1987 to February 1989. Mr. Carrillo Gamboa served from 2002 through March 2010 on the board and on the audit committee of Empresas ICA, S.A.B. de C.V. (NYSE—ICA), an engineering, procurement and construction company. He has been a member of the valuation, contract review, nominating and corporate governance, and audit committees of The Mexico Fund, Inc. since 2002. Mr. Carrillo Gamboa has served on the board and audit committee of Grupo Mexico since 2004 and on the boards of Grupo Nacional Provincial S.A.B. (Mexican insurance company) since 2007, Grupo Profuturo, S.A.B. de C.V. (Mexican insurance and pension holding company) since 2009, and Kimberly-Clark de Mexico, S.A.B. de C.V. (consumer products) since 2002. Mr. Carrillo Gamboa has a law degree from the UNAM in Mexico City, Mexico. He also attended a continuous legal education program at Georgetown University Law Center in Washington D.C., and practiced at the World Bank.

Mr. Carrillo Gamboa, the Chairman of our Audit Committee and our fourth independent director nominee, contributes to the Company his knowledge, his legal skills, his financial literacy, his extensive business experience, his informed judgment and his diversified business experience gained from serving on the boards of different Mexican and international companies. As Chief Executive Officer for twelve years of TELMEX, the main telephone service provider in Mexico and one of the largest Mexican companies, Mr. Carrillo Gamboa had to supervise, evaluate and recommend to the board decisions, in  all aspects of management, and execute them. Mr. Carrillo Gamboa’s law practice since 1989 and his service on the boards of companies in different industries have enabled him to keep abreast of a variety of issues affecting business activities of international companies.

Alfredo Casar Pérez, Director. Mr. Casar Pérez has been a director of the Company since October 26, 2006. He has been a member of the board of directors of Grupo Mexico since 1997. He is also a member of the board of directors of Ferrocarril Mexicano, S.A. de C.V., an affiliated company of Grupo Mexico, since 1998 and its Chief Executive Officer since 1999. From 1992 to 1999, Mr. Casar Pérez served as General Director and member of the board of directors of Compañía Perforadora México, S.A. de C.V. and México Compañía Constructora, S.A. de C.V., two affiliated companies of Grupo Mexico. Mr. Casar Pérez served as Project Director of ISEFI, a subsidiary of Banco Internacional, in 1991 and Executive Vice President of Grupo Costamex in 1985. Mr. Casar Pérez also worked for the Real Estate Firm, Agricultural Ministry, and the College of Mexico. Mr. Casar Pérez holds a degree in Economics from the Autonomous Technological Institute of Mexico, ITAM, and one in Industrial Engineering from Anáhuac University in Mexico City, Mexico. He also holds a Master’s degree in Economics from the University of Chicago in Chicago, Illinois.

Mr. Casar Pérez has been associated with Grupo Mexico or its affiliated companies in different executive positions for more than 21 years.  He contributes to the Company his background in engineering and economics, his extensive business experience, his high performance standards, leadership and mature confidence. As Chief Executive Officer of Ferrocarril Mexicano, S.A. de C.V., Mr. Casar Pérez contributes to the Company a unique experience and ability to address challenging issues and propose creative solutions.

Enrique Castillo Sánchez Mejorada, Director.  Mr. Castillo Sánchez Mejorada  has been a director of the Company since July 26, 2010 and is our fifth independent director nominee. From May 2013 to date, Mr. Castillo Sánchez Mejorada has been Senior Partner of Ventura Capital Privado, S.A. de C.V. (Mexican financial company) and since October 2013 to date, he has been Chairman of the board of directors  of Maxcom Telecomunicaciones, S.A.B. de C.V. (Mexican telecommunications company).

From April 2011 to May 2013, Mr. Castillo Sánchez Mejorada was a senior advisor at Grupo Financiero Banorte, S.A.B. de C.V. (“GFNorte”).  From October 2000 to March 2011, Mr. Castillo Sánchez Mejorada was the Chairman of the board of directors and Chief Executive Officer of Ixe Grupo Financiero, S.A.B. de C.V., a Mexican financial holding company that merged into GFNorte on April 2011. In addition, from March 2007 to March 2009, Mr. Castillo Sánchez Mejorada was the President of the Mexican Banking Association (Asociación de Bancos de México). Currently, Mr. Castillo Sánchez Mejorada is Chairman of the Board of Banco Nacional de Mexico, S.A. (Banamex), one of the largest banks in Mexico and serves as an independent director on the boards of directors of (i) Grupo Herdez, S.A.B. de C.V., a Mexican holding company for the manufacture, sale and distribution of food products; (ii) Alfa, S.A.B. de C.V., a Mexico-based holding company that, through its subsidiaries, is engaged in the petrochemical, food processing, automotive and telecommunication sectors; (iii) Médica Sur, S.A.B. de C.V., a Mexico-based company engaged in the hospital business and (iv) UNIFIN, an independent leasing company. He is also a Senior Advisor for General Atlantic in Mexico, a private equity firm based out of New York. From April 2012 to April 2016, Mr. Castillo Sánchez Mejorada served as a member of the board of directors of Organización Cultiba, S.A.B. de C.V. (formerly Grupo Embotelladoras Unidas, S.A.B. de C.V.), a Mexico-based holding company primarily engaged in the beverage industry. From April 2012 until April 2014, Mr. Castillo Sánchez Mejorada served as an independent director on the board and as a member of the audit committee of Grupo Aeroportuario del Pacifico, S.A.B. de C.V., a Mexico-based and NYSE-listed company that operates, maintains and develops 12 airports in the Pacific and central regions of Mexico. Mr. Castillo Sánchez Mejorada was a member of the board of directors of Grupo Casa Saba, S.A.B. de C.V., a Mexican wholesale distributor of pharmaceutical, health, beauty and other consumer products and operator of a retail pharmacy chain, from April 2010 until 2013. Mr. Castillo Sánchez Mejorada has been a member of the audit committee of Alfa, S.A.B. de C.V. since 2010. Mr. Castillo Sánchez Mejorada holds a Bachelor’s degree in Business Administration from the Anáhuac University, in Mexico City, Mexico.

Mr. Castillo Sánchez Mejorada became a member of our Audit Committee on April 18, 2013. Mr. Castillo Sánchez Mejorada brings to the Company more than 37 years of experience in the financial sector. He also adds to the Board of Directors his leadership experience and expertise attained through his participation as an independent director of other companies.

Xavier García de Quevedo Topete, Director. Mr. García de Quevedo has been a director of the Company since November 1999. He was our Chief Operating Officer from April 12, 2005 until April 23, 2015. Since November 1, 2014, Mr. Garcia de Quevedo Topete  serves as the President of the infrastructure division of Grupo Mexico, composed of the energy, gas, oil and construction subsidiaries of Grupo Mexico. He was the President and Chief Executive Officer of Southern Copper Minera Mexico from September 2001 until November 1, 2014. He was the President and Chief Executive Officer of Americas Mining Corporation from September 7, 2007 to October 31, 2014.  From December 2009 to June 2010, he was Chairman and Chief Executive Officer of Asarco LLC, previously he was President of Asarco LLC from November 1999 to September 2001. Mr. García de Quevedo began his professional career in 1969 with Grupo Mexico. He was President of Grupo Ferroviario Mexicano, S.A. de C.V. and of Ferrocarril Mexicano, S.A. de C.V. from December 1997 to December 1999, and Executive Vice-President of Exploration and Development of Grupo Mexico from 1994 to 1997. He has been a director of Grupo Mexico since April 2002. He was also Vice President of Grupo Condumex, S.A. de C.V. (telecommunications, electronics and automotive parts producer) for eight years. Mr. García de Quevedo was the Chairman of the Mining Chamber of Mexico from November 2006 to August 2009. He is a chemical engineer with a degree from the UNAM in Mexico City, Mexico. He also attended a continuous business administration and finance program at the Technical Institute of Monterrey in Monterrey, Mexico.

Mr. García de Quevedo contributes to the Company his extensive business experience and leadership, his industry knowledge, his skills to motivate high-performing talent, and his general management skills. During his more than 39 years of experience as an executive with Grupo Mexico and subsidiaries, he was responsible for developing the integration strategy of Grupo Mexico. He was directly responsible for the development of the copper smelter, refinery, precious metal and rod plants of Grupo Mexico. Mr. García de Quevedo also headed the process for the acquisition of railroad concessions for Grupo Mexico, the formation of Grupo Ferroviario Mexicano, S.A. de C.V. and its partnership with Union Pacific. Previously, he had a distinguished career as Vice President of sales and marketing for Grupo Condumex, S.A. de C.V., where among other achievements, he was responsible for the formation of a division for the sale, marketing and distribution of products in the United States and Latin America and where he headed the Telecommunications division. Mr. García de Quevedo also contributes to the Company his diversified business experience gained from having served on the boards of different Mexican and United States companies and as Chairman of the Mining Chamber of Mexico.

Daniel Muñiz Quintanilla, Director. Mr. Muñiz has been a director of the Company since May 28, 2008. He was appointed Executive Vice President of the Company on April 28, 2016. Mr. Muñiz has been the Chief Financial Officer of Grupo Mexico since April 2007. Prior to joining Grupo Mexico, Mr. Muñiz was a practicing corporate-finance lawyer from 1996 to 2006. During this time he worked at Cortés, Muñiz y Núñez Sarrapy; Mijares, Angoitia, Cortés y Fuentes; and Baker & McKenzie (London and Mexico City offices). He holds a Master’s degree in Financial Law from Georgetown University Law Center in Washington D.C., and a Master’s degree in Business Administration from Instituto de Empresa in Madrid, Spain.

Mr. Muñiz contributes to the Company his legal, business, and financial education acquired from extensive academic studies, including a Master’s degree in Financial Law from Georgetown University Law Center in Washington

D.C., and a Master’s degree in Business Administration from Instituto de Empresa in Madrid, Spain, and his expertise and experience. As Chief Financial Officer of Grupo Mexico he brings to the Board of Directors his specific expertise in corporate finance, especially with respect to debt and equity markets.

Luis Miguel Palomino Bonilla, Director. Dr. Palomino has been a director of the Company since March 19, 2004 and is a special independent director nominee. Dr. Palomino is a director of the Central Bank (Banco Central de Reserva del Peru) since September 2016 and a director of the Masters in Finance Program at the University of the Pacific in Lima, Peru since July 2009 and a director of the Peruvian Economics Institute (economics think tank), since September 2016. Dr. Palomino has been Chairman of the board of directors of Aventura Plaza, S.A. (commercial real estate developer and operator) since January 2008 to June 2016, Manager of the Peruvian Economic Institute (economic think tank) from April 2009 to August 2016, Partner of  Profit Consultoria e Inversiones (a financial consulting firm) from July 2007 to July 2016, and a director and chairman of the audit committee of the Bolsa de Valores de Lima (Lima Stock Exchange) from March 2013 to July 2016. Dr. Palomino was previously Principal and Senior Consultant of Proconsulta International (financial consulting) from September 2003 to June 2007. Previously he was First Vice President and Chief Economist, Latin America, for Merrill Lynch, Pierce, Fenner & Smith, New York (investment banking) from 2000 to 2002. He was Chief Executive Officer, Senior Country and Equity Analyst of Merrill Lynch, Peru (investment banking) from 1995 to 2000. Dr. Palomino has held various positions with banks and financial institutions as an economist, financial advisor and analyst. He has a PhD in finance from the Wharton School of the University of Pennsylvania in Philadelphia, Pennsylvania and graduated from the Economics Program of the University of the Pacific in Lima, Peru.

Dr. Palomino is a member of our Audit Committee and a special independent director nominee.  He is also our “financial expert,” as the term is defined by the SEC. Dr. Palomino contributes to the Company his education in economics and finance, acquired from extensive academic studies, including a PhD in Finance from the Wharton School of the University of Pennsylvania in Philadelphia, Pennsylvania, his expertise, his wise counsel, and his extensive business experience gained from his past and current activities from serving as a financial analyst, including of the mining sectors in Mexico and Peru.

Gilberto Perezalonso Cifuentes, Director. Mr. Perezalonso has been a director of the Company since June 2002 and is a special independent director nominee. Currently, Mr. Perezalonso is a member of the board of directors of Gigante, S.A. de C.V. (retail and real estate), National Vice President of the Cruz Roja Mexicana (Red Cross) and Blasky (hotel chain in Baja California, Mexico). Mr. Perezalonso was Chairman of the board of directors of Volaris Compañía de Aviación, S.A.P.I. de C.V. (airline) from March 2, 2011 to November 2014. He was Chief Executive Officer of Corporación Geo, S.A. de C.V. (housing construction) from February 2006 to February 2007. Mr. Perezalonso was the Chief Executive Officer of Aeroméxico (Aerovías de México, S.A. de C.V.) (airline company) from 2004 until December 2005. From 1998 until April 2001, he was Executive Vice President of Administration and Finance of Grupo Televisa, S.A.B. (media company). From 1980 until February 1998, Mr. Perezalonso held various positions with Grupo Cifra, S.A. de C.V. (retail and department stores), the most recent position being that of General Director of Administration and Finance. He was also a member of the Advisory Council of Banco Nacional de México, S.A. de C.V. (banking), the board of directors and the investment committee of Afore Banamex (banking), the board and the investment committee of Siefore Banamex No. 1 (banking), Masnegocio Co. S. de R.L. de C.V. (information technology), Intellego (technology), Telefónica Móviles México, S.A. de C.V. (wireless communication), Marhnos Construction Company (housing construction), and Fomento de Investigación y Cultura Superior, A.C. (Foundation of the Iberoamerican University in Mexico). Mr. Perezalonso was also a director of Cablevision, S.A. de C.V., and a member of the audit committee of Grupo Televisa, S.A.B.  from March 1998 to September 2009.  Mr. Perezalonso has a law degree from the Iberoamerican University in Mexico City, Mexico and a Master’s degree in Business Administration from the Business Administration Graduate School for Central America (INCAE) in Nicaragua. Mr. Perezalonso has also attended a Corporate Finance program at Harvard University in Cambridge, Massachusetts.

Mr. Perezalonso is a member of our Audit Committee and a special independent director nominee.  Mr. Perezalonso contributes to the Company his legal and financial education acquired from extensive academic studies, including a Master’s degree in Business Administration from INCAE in Nicaragua, and his business experience acquired serving in the financial areas of several companies and as Chief Executive Officer of different companies. Mr. Perezalonso also brings to the Board of Directors his informed judgment and his diversified business experience gained from serving on the boards of directors of different Mexican companies.

Carlos Ruiz Sacristán, Director. Mr. Ruiz Sacristán has been a director of the Company since February 12, 2004 and is a special independent director nominee. Since November 2001, he has been the owner and Managing Partner of Proyectos Estrategicos Integrales, a Mexican investment banking firm specialized in agricultural, transport, tourism, and housing projects. Mr. Ruiz Sacristán has held various distinguished positions in the Mexican government, the most recent being that of Secretary of Communications and Transportation of Mexico from 1995 to 2000. While holding that position, he was also Chairman of the board of directors of the Mexican-owned companies in the sector, and member of the board of directors of development banks. He was also the Chairman of the board of directors of Asarco LLC. Mr. Ruiz Sacristán was a member of the board of directors from 2007 to 2012 and of the audit, and environmental and technology committees of Sempra Energy (energy services). In 2012, Mr. Ruiz Sacristán was appointed Chairman and Chief Executive Officer of IEnova, the Mexican operating subsidiary of Sempra Energy. He is a member of the boards of directors of Constructora y Perforadora Latina, S.A. de C.V. (Mexican geothermal exploration and drilling company), of Banco Ve Por Mas, S.A. (Mexican bank), of OHL Concesiones Mexico (a construction and civil engineering company), and of AMAIT (an international airport in Mexico). Mr. Ruiz Sacristán holds a Bachelor’s degree in Business Administration from the Anáhuac University in Mexico City, Mexico, and a Master’s degree in Business Administration from Northwestern University in Chicago, Illinois.

Mr. Ruiz Sacristán is one of our special independent director nominees. Mr. Ruiz Sacristán contributes to the Company his extensive business studies, including a Master’s Degree in Business Administration from Northwestern University in Chicago, Illinois, his investment banking experience and his broad business experience as a former Chief Executive Officer of PEMEX (Mexican oil company), combined with his distinguished career in the Mexican government as a former Secretary of Communications and Transport of Mexico and as a director of Mexican-owned enterprises and financial institutions. Mr. Ruiz Sacristán also brings to the Board of Directors his informed judgment and his diversified business experience gained from serving on the board of directors and of the audit, and environmental and technology committees of Sempra Energy, a Fortune 500 energy service company, based in San Diego, California, as the former Chairman of Asarco LLC, and as the Chief Executive Officer of IEnova.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Set forth below is certain information with respect to those persons who are known by us to have been, as of December 31, 2016, beneficial owners of more than five percent of our outstanding Common Stock.

	Southern Copper Corporation
	Shares of Common Stock Beneficially Owned	Percent of Outstanding Common Stock
Americas Mining Corporation, 1440 E. Missouri Avenue, Suite 160, Phoenix, AZ 85014(a)	687,275,997	88.9%

(a) As reported in Amendment No. 16 to the Schedule 13D filed with the SEC by Grupo Mexico, S.A.B. de C.V.  and Americas Mining Corporation  on October 31, 2011, AMC and Grupo Mexico, S.A.B. de C.V. share the power to dispose and vote the shares of our Common Stock.  Americas Mining Corporation is wholly- owned by Grupo Mexico, S.A.B. de C.V.

SECURITY OWNERSHIP OF MANAGEMENT

The information set forth below as to the shares of our Common Stock beneficially owned by the nominees, directors and executive officers named in the Summary Compensation Table below and by all nominees, directors and officers as a group is stated as of December 31, 2016.

	Southern Copper Corporation
	Shares of Common Stock Beneficially Owned(a)	Percent of Outstanding Common Stock
Germán Larrea Mota-Velasco	3,871,767		(b)
Oscar González Rocha	134,539		(b)
Agustin Avila Martinez	0
Emilio Carrillo Gamboa	16,915		(b)
Alfredo Casar Pérez	6,025		(b)
Luis Castelazo Morales	4,425		(b)
Enrique Castillo Sánchez Mejorada	8,425		(b)
Edgard Corrales	0
Hans A. Flury (c)	258		(b)
Xavier García de Quevedo Topete	6,038		(b)
Raúl Jacob	0
Jorge Lazalde	0
Daniel Muñiz Quintanilla	0
Luis Miguel Palomino Bonilla	5,614		(b)
Gilberto Perezalonso Cifuentes	19,341		(b)
Carlos Ruiz Sacristán	13,074		(b)
All nominees, directors and officers as a group (18 individuals)	4,086,421

(a)         Information with respect to beneficial ownership is based upon information furnished by each nominee, director or officer. All nominees, directors and officers have sole voting and investment power over the shares beneficially owned by them.

(b)         Less than 0.5%.

(c)          Mr. Hans A. Flury also owns 350 investment shares in the Peruvian Branch of the Company.

In addition, the following information is provided in satisfaction of applicable rules of the SEC. Grupo Mexico, the indirect majority stockholder of the Company, is a Mexican corporation with its principal executive offices located at Edificio Parque Reforma, Campos Eliseos No. 400, 12th Floor, Col. Lomas de Chapultepec, Mexico City, Mexico. Grupo Mexico’s principal business is to act as a holding company for shares of other corporations engaged in the mining, processing, purchase and sale of minerals and other products and railway services. Grupo Mexico shares are listed on the Mexican Stock Exchange (GMEXICO).

The largest shareholder of Grupo Mexico is EIM, a Mexican corporation. The principal business of EIM is to act as a holding company for shares of other corporations engaged in a variety of businesses including mining, construction, railways, real estate, and drilling. The Larrea family, including Mr. Germán Larrea, directly controls the majority of the capital stock of EIM and directly and indirectly controls a majority of the votes of the capital stock of Grupo Mexico.

Beneficial Ownership of Grupo Mexico Shares
as of December 31, 2016

Director/Officer	Shares
Germán Larrea Mota-Velasco	1,441,000,000
Oscar González Rocha	3,318,709
Agustín Avila Martínez	0
Alfredo Casar Pérez	3,831,430
Edgard Corrales	46,700
Luis Castelazo Morales	800,000
Enrique Castillo Sánchez Mejorada	300,000
Emilio Carrillo Gamboa	234,174
Hans A. Flury	83,215
Xavier García de Quevedo Topete	2,000,000
Raúl Jacob	90,117
Jorge Lazalde (a)	65,175
Daniel Muñiz Quintanilla (b)	500,500
Carlos Ruiz Sacristán	70,264
Total	1,452,340,284

(a)               Mr. Jorge Lazalde has the right to acquire 82,638 additional Grupo Mexico shares under Grupo Mexico’s stock purchase plans.

(b)               Mr. Daniel Muñiz Quintanilla  has the right to acquire 94,109 additional Grupo Mexico shares under Grupo Mexico’s stock purchase plans.

AUDIT COMMITTEE REPORT

Until April 18, 2013, the Company’s Audit Committee was composed of three independent directors, Messrs. Emilio Carrillo Gamboa, Luis Miguel Palomino Bonilla and Gilberto Perezalonso Cifuentes. On April 18, 2013, Mr. Enrique Sánchez Mejorada was selected as the fourth independent member of the Audit Committee.

Mr. Emilio Carrillo Gamboa was elected to the Board of Directors on May 30, 2003 and to the Audit Committee in July 2003. Mr. Carrillo chairs the Audit Committee. Mr. Luis Miguel Palomino Bonilla was elected to the Board of Directors and the Audit Committee on March 19, 2004. Mr. Perezalonso has been a member of the Board of Directors and of the Audit Committee since June 2002.  Mr. Enrique Sanchez Mejorada was elected to the Board on July 26, 2010. He has served on the Audit Committee since April 18, 2013.

Our Board of Directors determined that Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, Emilio Carrillo Gamboa and Enrique Castillo Sánchez Mejorada are independent of management and financially literate in accordance with the requirements of the NYSE and the SEC, as such requirements are interpreted by our Board of Directors in its business judgment. In addition, the Board of Directors determined that Mr. Luis Miguel Palomino Bonilla is the Audit Committee financial expert, as the Board of Directors interprets this requirement in its business judgment. The Board of Directors also determined that Mr. Palomino satisfies the accounting or related financial management expertise standard required by the NYSE, as the Board of Directors interprets this requirement in its business judgment. The Audit Committee met five times in 2016, with 100% attendance by Messrs. Emilio Carrillo Gamboa and Luis Miguel Palomino Bonilla, 80% attendance by Mr. Gilberto Perezalonso Cifuentes and 60% attendance by Mr. Enrique Castillo Sanchez Mejorada of the meetings held in 2016.

The Board of Directors has adopted a written charter for the Audit Committee, which is posted on our website (www.southerncoppercorp.com). The charter for the Audit Committee sets forth the authority and responsibilities of the Audit Committee. The last amendment to the Charter of the Audit Committee was approved by the Board of Directors on July 22, 2010.

The functions of the Audit Committee include approving the engagement of independent accountants, reviewing and approving the fees, scope and timing of their other services, and reviewing the audit plan and results of the audit. The Audit Committee also reviews our policies and procedures on internal auditing, accounting and financial controls. The implementation and maintenance of internal controls are understood to be primarily the responsibility of management.

In connection with the Audit Committee’s responsibilities, the Audit Committee has taken the following actions:

(1)         reviewed and discussed the consolidated audited financial statements with management and the independent accountants;

(2)         discussed with the independent accountants, DTT, the matters required to be discussed by the statement on Auditing Standards No. 1301, as amended or supplemented from time to time;

(3)         received the written disclosures and the letters from DTT required by applicable requirements of the Public Company Accounting Oversight Board regarding DTT’s communications with us concerning independence, and has discussed with DTT its independence from us and our management;

(4)         discussed with our internal and independent accountants, DTT, the overall scope and plans of their respective audits. The Committee meets with the internal and independent auditors, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls and the overall quality of our financial reporting;

(5)         recommended, based on the reviews and discussions referred to above, to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2016, for filing with the SEC; and

(6)         selected DTT as the Company’s independent accountants for year 2017. Such selection is submitted for ratification by you at this annual meeting.

The Audit Committee:
Emilio Carrillo Gamboa
Luis Miguel Palomino Bonilla
Gilberto Perezalonso Cifuentes
Enrique Castillo Sánchez Mejorada

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following is a summary of fees we were or will be billed by DTT for professional services rendered for the 2016 and 2015 fiscal years, respectively.

Fee Category	2016 Fees	2015 Fees
Audit Fees	$1, 650,968	$2,186,465
Audit-Related Fees	770,681	777,496
Tax Fees	18,270	146,060
All Other Fees	0	0

Total Fees	$2,439, 919	$3,110,021

Audit Fees

Audit Fees consist of fees for professional services rendered by DTT for the audit of our financial statements and those of our subsidiaries in Mexico and Peru, and of our branches in Peru and Chile, which are included in our Annual Report on Form 10-K, fees for the review of the financial statements included in our quarterly reports on Form 10-Q, and fees for services that are customarily rendered in connection with statutory and regulatory filings, including services in connection with the audit of the effectiveness of our internal control over financial reporting required by the Sarbanes-Oxley Act of 2002. For the fiscal years of 2016 and 2015, the Company paid a total of $1,650,968 and $2,186,465, respectively in Audit Fees.

Audit-Related Fees

Audit-Related Fees consist of fees for assurance and related services provided by DTT, not described above under “Audit Fees,” in connection with the performance of the review and audit of the quarterly and annual financial statements of the Company, due diligence services and attest services not required by statute or regulation, and consultation concerning financial accounting and reporting standards, which amounted to $770,681 in the 2016 fiscal year and $777,496 in the 2015 fiscal year.

Tax Fees

Tax Fees for the 2016 fiscal year consisted of $18,270 for assistance on various tax issues, including on taxes on paid dividends. Tax Fees for the 2015 fiscal year consisted of $54,800 for analysis of tax impact of potential acquisitions and $91,260 for assistance on various tax issues.

All Other Fees

In the 2016 fiscal year, the Company did not pay All Other Fees.  In the 2015 fiscal year, the Company did not pay All Other Fees.

Audit Committee Pre-Approval Policies and Procedures

Our management defines and communicates specific projects and categories of service for which the advance approval of the Audit Committee is requested. The Audit Committee reviews these requests and advises management if it approves the engagement of the independent accountants. On July 19, 2010, the Audit Committee decided that management could engage the services of the independent accountants for special projects in amounts up to $30,000, provided they would be approved at the next scheduled Audit Committee meeting. Management could only engage the services of the independent accountants for up to two special projects each calendar year, not exceeding $60,000. For services between $30,000 and $60,000, the services would have to be approved by the Chairman of the Audit Committee and would have to be reported to the full Audit Committee at the next scheduled Audit Committee meeting.  For services in excess of $60,000 the full approval of the entire Audit Committee would be required previous to the engagement. In 2016, all services provided by DTT were approved in advance by the Audit Committee.

COMPENSATION COMMITTEE REPORT

Our Company was acquired in late 1999 by Grupo Mexico, our indirect majority stockholder, which owns 88.9% of our stock as of December 31, 2016. Because we are a controlled company as defined by the NYSE we do not have a Compensation Committee comprised entirely by independent directors. Moreover, because we are a controlled company, as defined under Rule 10C-1(c)(3) of the Securities Exchange Act of 1934, as amended, we are exempt from Rule 10C-1 of such act. The Compensation Committee is composed of Messrs. Germán Larrea Mota-Velasco, our Chairman, Oscar González Rocha, our President and Chief Executive Officer, Xavier García de Quevedo Topete, one of our directors, and Gilberto Perezalonso Cifuentes, one of our independent directors.

The Compensation Committee met two times in 2016 with 100% attendance by Messrs. Germán Larrea Mota-Velasco, Oscar González Rocha, Xavier García de Quevedo Topete and Mr. Gilberto Perezalonso Cifuentes. The Committee shall have the authority to delegate any of its authority to subcommittees designated by the Committee to the extent permitted by law. The Committee may delegate its administrative duties to the Chief Executive Officer or other members of senior management, as permitted by applicable law and regulations.

The Compensation Committee reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on said review and discussion, the Compensation Committee has recommended to our Board of Directors the inclusion of the Compensation Discussion and Analysis in the 2016 Annual Report on Form 10-K and this proxy statement.

The Compensation Committee:
Germán Larrea Mota-Velasco
Oscar González Rocha
Xavier García de Quevedo Topete
Gilberto Perezalonso Cifuentes

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis describes the compensation approach and the elements of compensation provided to our named executive officers for 2016. For 2016, the named executive officers were Messrs. Oscar González Rocha, Raúl Jacob, Daniel Muñiz Quintanilla, Edgard Corrales, Jorge Lazalde, Hans A. Flury and Agustin Avila Martinez (the “Named Executive Officers”).

This Compensation Discussion and Analysis relates to and should be read together with our Summary Compensation Table, and other compensation tables, and the information on related party transactions in this proxy statement.

Background and Role of Executive Officers in Determining Compensation:

Our Chairman and certain of our other Named Executive Officers, including Mr. Oscar González Rocha, assist and advise the Compensation Committee with respect to the compensation of our executive officers generally. Messrs. Oscar González Rocha, our President and Chief Executive Officer; Raúl Jacob, our Vice President, Finance and Chief Financial Officer; Daniel Muñiz Quintanilla, our Executive Vice President; Edgard Corrales, our Vice President, Exploration; Jorge Lazalde, our Secretary; Hans A. Flury, our former Secretary; and Agustin Avila Martinez, our former Comptroller, do not participate in any discussion relating to their respective compensations.

We are providing, in satisfaction of applicable rules of the SEC, information regarding compensation paid by us, or by one or more of our subsidiaries or affiliates, to our Named Executive Officers. Mr. Oscar González Rocha joined us in late 1999 after having an outstanding career at Grupo Mexico and has been receiving compensation from us since March 2000. Mr. Raúl Jacob held various positions with the Company since 1992, primarily focused in financial planning, corporate finance, and investor relations and project evaluation, before being appointed as our Comptroller on October 27, 2011 and our Vice President, Finance and Chief Financial Officer on April 18, 2013 after resigning the Comptroller office. Mr. Daniel Muñiz Quintanilla has been a Director of the Company since May 28, 2008.  Effective April 28, 2016, he was elected to hold the office of Executive Vice President of the Company.  Mr. Muñiz has been the Chief Financial Officer of Grupo Mexico since April 2007. Mr. Edgard Corrales serves as our Vice President, Exploration since July 18, 2013. Mr. Corrales has held various positions with the Peruvian Branch of the Company since 1983. Mr. Jorge Lazalde replaced Mr. Hans A. Flury as Secretary effective April 28, 2016. Mr. Lazalde has been a Director, Executive Vice President and General Counsel of Asarco LLC since December 2009. Since October 2015 he is also General Counsel of Americas Mining Corporation, both subsidiaries of Grupo Mexico, S.A.B. de C.V. Messrs. Hans A. Flury, our former Secretary and Agustin Avila Martinez, our former Comptroller, separated from the Company effective April 28, 2016.

Mr. Germán Larrea Mota-Velasco, our Chairman, is an executive officer of Grupo Mexico and is compensated by Grupo Mexico. In 2016, Mr. Larrea has received only fees and stock awards for his services as member of our Board of Directors.

Compensation Objectives:

Our objectives in compensating our Named Executive Officers are to encourage the achievement of our business objectives and superior corporate performance by our Named Executive Officers. Our business objectives include increasing production and lowering costs in a safe environment, maintaining customer satisfaction, market leadership, and enhancing stockholder value. The principal objective of our compensation practices is to reward and retain executives with key core competency critical to our long-term management strategy. We reward results rather than on the basis of seniority, tenure or other entitlement. We believe that our executive compensation practices align compensation with our business values and strategy.

What Is Our Compensation Designed to Reward?

Our compensation is designed to reward our Named Executive Officers for their efforts and dedication to us and for their ability to attract, motivate, and energize a high-performance leadership team, encouraging innovation in our employees, conceptualizing key trends, evaluating strategic decisions, and continuously challenging our employees to sharpen their vision and excel in performing their duties. We also reward our Named Executive Officers for achieving the business plans that the Board of Directors has approved, for unique accomplishments and achievements, and for their leadership in managing our affairs in the locations in which we operate, mainly Peru and Mexico.

Why We Choose to Compensate Our Executives?

We choose to compensate our employees, including our Named Executive Officers, to grant them basic economic security at levels consistent with competitive local practices. We believe that the compensation we provide to our employees, including our Named Executive Officers, permits us to retain our highly skilled and qualified workforce.

We are required to grant our employees certain elements of compensation mandated by Peruvian and Mexican law, as applicable. Peruvian and Mexican law requires us to pay salaries to our employees commensurate with each employee’s job requirements and the experience and skills of every employee. The level of each salary is determined by us. We pay salaries and bonuses to reward and retain our excellent employees, including our Named Executive Officers. We also provide other Company sponsored benefits to remain competitive in the Peruvian and Mexican labor markets and to reward our employees, including our Named Executive Officers. The Peruvian five percent increase in monthly salary for each five years of service evolved as a benefit bargained by our labor unions and was later on extended to all salaried employees. The Peruvian vacation bonus and vacation travel benefits evolved from our practice of compensating expatriate employees who worked in Peru and was later extended to certain key salaried employees, including Named Executive Officers working in Peru.

How Do We Determine Each Element of Compensation?

The Company’s management team and Compensation Committee make the decisions to grant salary increases and bonuses for the Named Executive Officers of the Company after a thorough analysis of numerous factors, including among others, the responsibilities and performance of each Named Executive Officer measured in the areas of production, safety and environmental responsiveness (both individually and as compared to other officers of the Company). In addition, management and the Compensation Committee consider years of service, future challenges and objectives, the potential contributions of each officer to the future success of our Company, total executive compensation, and the Company’s overall financial performance. Peruvian and Mexican law requires us to pay salaries to our employees commensurate with each employee’s job requirements, experience and skills, and to share 8% of the annual pre-income tax profits of our Peruvian Branch with our Peruvian employees and 10% of the annual pre-income tax profits of our Mexican operation with our Mexican employees.

When we increase base salaries for our Named Executive Officers, we use a tabulation, which is revised every year to adjust for inflation in Mexico and Peru. The base salary increases take into account the individual’s position, as well as his results and job performance in the relevant year. Base salary increases are not granted indiscriminately to employees. Instead, they are granted to reward individuals who facilitate the achievement of the Company’s corporate goals. Our corporate goals include increasing production and lowering costs in a safe environment, maintaining customer satisfaction and market leadership, and enhancing stockholder value.

We promote our Named Executive Officers from within our organization and we hire new executives through recruiters. We also use Human Resources consultants, such as the Hay Group from time to time, which provide us with comparative salary data for the sought position extracted from their database relating to comparable companies in Mexico and Peru. The information provided from time to time by the Human Resources consultants is not customized for the Company. Although our Compensation Committee has the authority and necessary funding to engage compensation and other  advisers, it has not engaged such advisers in the period 2013-2016.

The salaries provided by the Human Resources consultants from their database are used by us as an indication of the market salaries prevailing in Peru and Mexico. In Peru, the consultants provide us with salaries, which they report were paid or offered to potential candidates by mining companies operating in Peru. The reports of the Human Resources consultants have included in the past salary information from Peruvian companies or Peruvian subsidiaries, such as the following: Xstrata Tintaya, S.A., Minera Yanacocha Peru, Hochschild Mining, plc, Compañía Minera Antamina, S.A., Minera Barrick Misquichilca, S.A., Minsur S.A., Gold Fields La Cima, S.A.A., and Sociedad Minera Cerro Verde, S.A.A. In Mexico, the consultants have provided us with salaries, which they reported were paid or offered to potential candidates by mining companies operating in Mexico. The reports of the Human Resources consultants have included in the past salary information  from Mexican companies or Mexican subsidiaries, such as the following: Newmont Mining Corporation, Pan American Silver Corporation, Industrias Peñoles, S.A.B. de C.V., Grupo Bacis, S.A. de C.V., Mexicoro, S.A. de C.V., Minera BHP Billiton, S.A. de C.V., and Minera Phelps Dodge de Mexico S. de R.L. de C.V. The above listing is for illustration purposes only, as the list of companies used by Human Resources consultants may vary from year to year. Additionally, we have not made an independent verification of the salary information reported by the Human Resources consultants.

We factor this comparative salary information into our decision making process by targeting our personnel compensation policies, including the compensation of the Named Executive Officers, generally toward the median and third quartile of market compensation.

In 2014 and 2015, the reported average base salaries for S&P 500 chief executives were $1,152,993 and $1,500,000 respectively. Although the 2016 report was not available at the time of print, we predict that the average base salary for 2016 would continue the same trend as last year. Even though we are not one of the constituent companies of the S&P 500 index, we have a market capitalization that would permit us to compare ourselves with the companies that constitute the index. We have compared the 2014 and 2015 salaries of Mr. Oscar González Rocha with the reported average base salaries of S&P 500 chief executives and determined that the salaries paid to him are below the reported average. Similarly, we believe that the salary of Mr. Oscar González Rocha in 2016 will be below the reported average for 2016.

The amount and formula applicable to the other benefits are mandated by Peruvian and Mexican law for all salaried employees. We also sponsor programs to recruit and retain qualified employees working in Peru and Mexico.

Under Section 162(m) of the Internal Revenue Code of 1986, as amended, we may not deduct, with certain exceptions, compensation in excess of $1 million to the Chief Executive Officer and our three other highest paid executive officers (other than the Chief Financial Officer) as required to be reported in our proxy statement. We do not believe that Section 162(m) will have any immediate material impact on us because, among other things, our officers’

salaries do not enter into the calculation of US source taxable income. We will, however, continue to monitor our executive compensation programs to ensure their effectiveness and efficiency in light of our needs, including Section 162(m).

How Does Each Element and Our Decisions Regarding That Element Fit Into Our Overall Compensation Objectives and Affect Decisions Regarding Other Elements?

We take into account each element of compensation to determine the overall compensation of our executives.  It is our practice to grant relatively small salary increases commensurate with the cost of living increases in Peru and Mexico and tailor the amount of the incentive cash payments to balance the amounts of compensation mandated by Peruvian and Mexican law, principally the amounts received as profit participations. In years in which the profit participation is high, the bonus or incentive cash payment will be reduced. In years in which the profit participation is relatively modest, if our financial conditions permit, we tend to increase the amount paid in cash incentives. The payment of bonuses is discretionary and we do not necessarily pay bonuses every year. The payment of bonuses and the amount of any such bonuses depend, among other things, on our financial performance, our intensive capital investment plan, our projected future cash flow generation from operations, and our liquidity in general. We do not provide compensation tied to specific pre-determined individual or Company performance criteria or long-term incentive compensation. The discretionary cash bonus payments granted to our executives and non-executive employees are not based on pre-established performance targets or on targets that have been previously communicated to the executives or the employees. The granting of specific awards and the amount of each award are discretionary and substantially uncertain until we decide to award them. Without limiting this, from time to time, larger discretionary cash bonuses are granted to certain of our Named Executive Officers in recognition of said Named Executive Officers’ performance during the year and to reward them for their leadership, vision and focus.

Disclosure on Result of the Non-Binding Advisory Vote on Executive Compensation (“Say-on-Pay”):

Every year we provide our Common Stockholders with the opportunity to cast an advisory vote on executive compensation. At our annual meeting of stockholders held on April 28, 2016, 90.24% of the votes cast on said proposal were voted in favor of the proposal. Our Compensation Committee and management team believe this affirms our Common Stockholders’ support of our approach to executive compensation, therefore no material changes were made to our approach. We will continue to consider the outcome of future advisory votes on executive compensation when making future compensation decisions for the Named Executive Officers.  In addition, a substantial majority of the votes cast on the Say-on-Pay frequency vote proposal were in favor of holding a Say-on-Pay vote every year, and as a result, we will continue to hold this vote on an annual basis.

Summary:

Our compensation practices are designed to comply with the requirements of Peruvian and Mexican law and with our goals and objectives to retain our key executives and reward them appropriately for their positive results. We continue to monitor our compensation practices to remain competitive in the marketplace and to reward our executives for results that are consistent with the long-term interest of our Company and our stockholders.

Peruvian Compensation Practices:

Our Peruvian compensation practices take into account many factors, including individual performance and responsibilities, years of service, elements of compensation mandated by Peruvian law, future challenges and objectives, contributions to the future success of our Company, the executive’s total compensation, and our financial performance. We may also look at the compensation levels of comparable companies.

Our Named Executive Officers in Peru, Messrs. Oscar González Rocha, Raul Jacob and Edgard Corrales receive cash-based compensation, which is currently paid. Mr. Flury received cash-based compensation until his separation from the Company, effective April 28, 2016. The cash-based compensation has two principal components: base salary and bonus, which are discretionary, and compensation mandated by Peruvian law. We also sponsor programs to recruit and retain qualified employees working in Peru. Additionally, Grupo Mexico offers certain key employees, including our Named Executive Officers, eligibility under stock purchase plans. See the description of these plans under “Stock Purchase Plans of Grupo Mexico” below.

The payment of bonuses to our Named Executive Officers is discretionary and we do not necessarily pay bonuses every year. The payment of bonuses and the amount of same depend, among other things, on our financial performance, our intensive capital investment plan, our future cash flow generation from operations, and our liquidity in general.

We do not provide compensation tied to specific pre-determined individual or Company performance criteria or long-term incentive compensation.

The cash incentive payments granted to our Named Executive Officers are not based on pre-established performance targets or on targets that have been previously communicated to the executives. The granting of the award and the amount of each award are discretionary and substantially uncertain until we decide to award them.

All our Peruvian employee compensation is denominated in Peruvian Nuevos Soles. We convert the Peruvian Nuevos Soles into U.S. dollars using the average exchange rate for the applicable period.

Stock Options:

We have not granted stock options or other equity incentive awards to any of our Named Executive Officers since 2000 in Peru. The Stock Incentive Plan, under which options and stock awards could have been granted, expired by its terms on January 1, 2006.

Stock Purchase Plans of Grupo Mexico:

Grupo Mexico offers certain eligible key employees, including our Named Executive Officers, a stock purchase plan (the “Employee Stock Purchase Plan”) through a trust that acquires shares of Grupo Mexico for future sales to our employees, and employees of our subsidiaries and certain affiliated companies. Sales are at the approximate fair market value at the date of grant. Every two years employees will be able to purchase shares subscribed for purchase in the previous two years. The employees will pay for shares purchased through monthly payroll deductions over the eight year period of the plan. At the end of the eight year period, Grupo Mexico will grant the participant a bonus of one share for every ten shares purchased by the employee. If Grupo Mexico pays dividends on shares during the eight year period, the participant will be entitled to receive the dividend in cash for all shares that have been fully purchased and paid as of the date that the dividend is paid. If the participant has only partially paid for shares, the dividends payable with respect to the purchased shares will be used to reduce the remaining liability owed for such shares. No stock bonuses under the Employee Stock Purchase Plan were granted to our Named Executive Officers in 2016.

Grupo Mexico also offers a stock purchase plan for certain members of its executive management and the executive management of its subsidiaries and certain affiliated companies (“Executive Stock Purchase Plan”). Under this plan, participants receive incentive cash bonuses that are used to purchase shares of Grupo Mexico and which are deposited in a trust.  Mr. Oscar González Rocha received a discretionary cash bonus of $392,910 in 2016, which was used to purchase shares under this plan.  This bonus is reflected in the Summary Compensation Table under the Bonus column.

Pension Plan:

The Company has two non-contributory defined benefit pension plans covering former salaried employees in the United States and certain former employees in Peru. Messrs. González Rocha, Jacob, Flury, and Corrales  are not covered by our non-contributory retirement plans. They are covered by the Peruvian private pension system (“AFP”), a mandatory pension system. As required by Peruvian law, we retain every month a percentage of their salary and deposit the amount into their individual AFP accounts. The percentage of the monthly salary retained and deposited varies each year and has ranged from 8% to 10% over the years. Employees received in 1995 a 13.53% salary increase to compensate them for the new deduction established by Peruvian law to participate in the mandatory pension system. Messrs. Jacob and Corrales received a payment of $6,148 and $2,270, respectively,  in 2016 pursuant to the requirements of the AFP law. These payments are  included in the gross salary reported for Messrs. Jacob and Corrales.

Severance Benefits:

We do not have corporate plans providing severance benefits to our Named Executive Officers in Peru. Our Named Executive Officers only receive severance benefits provided by Peruvian law. If the employee is terminated by us and he or she has a fixed-term employment agreement, Peruvian law requires that we pay the employee’s salary for the remaining of the term of his or her employment agreement. Peruvian law also provides that if the employee has been dismissed without cause, he or she is entitled to an amount equal to one and one-half times his or her monthly salary for each year of service up to a maximum of eight years or the equivalent of twelve months of salary. Peruvian law also provides that at the termination of employment an employee will be able to withdraw the full amount of the compensation for the years of service, known as CTS (“Compensación por Tiempo de Servicios”) in Peru, described below. Our Named Executive Officers in Peru do not have change of control employment agreements. Our Named Executive Officers in Peru, including Messrs. Jacob, Flury and Corrales, do not have employment agreements. However, Mr. Oscar González Rocha, our Chief Executive Officer, who is an expatriate, has an employment agreement, which is described below.

Expatriate Employees:

Pursuant to Peruvian laws concerning expatriate employees, Mr. Oscar González Rocha entered into an employment agreement. The employment agreement is in effect for a term of one year and may be extended for additional periods. In accordance with the terms of the employment agreement, the Company has agreed to provide Mr. Oscar González Rocha (and any other expatriate employees) with benefits as required by Peruvian law. Under the employment agreement, Mr. Oscar González Rocha may resign at any time by providing us with 30 days’ notice. The employment agreement also provides that we may dismiss Mr. Oscar González Rocha for serious offenses as established by Peruvian law. Terminated employees are also entitled to receive severance benefits as required by Peruvian law. Our non-Peruvian contract employees and their dependents receive travel benefits to return to their home country at the end of each year and return to Peru at the commencement of each year of the contract. Additionally, this benefit includes travel to their home country at the termination of the contract.

Discretionary Cash Compensation:

(a) Base Salary:

Messrs. González Rocha, Jacob and Corrales received, $471,957, $138,243 and $131,817 in 2016 as annual salary, respectively. Mr. Flury’s reported base salary of $54,952 is for four months. He separated from the Company, effective April 28, 2016.

There were no salary increases in 2016. The reported base salary of Mr. Oscar González Rocha decreased approximately 5% from 2015 to 2016 as a result of foreign exchange conversion rates from the Peruvian nuevo sol to the U.S. dollar. The base salaries of Messrs. Jacob, Flury and Corrales in 2016 compared with 2015 also reflect a reduction of approximately 5%, respectively, due to the aforementioned foreign exchange conversion rates. The Company’s functional currency is the U.S. dollar and salaries, as are all significant portions of our Peruvian operating costs, are denominated in Peruvian soles. Accordingly, when inflation and currency devaluation/appreciation of the Peruvian currency occur reported salaries can be affected. Mr. Oscar González Rocha’s base salary at the commencement of his services with us is reflected in an employment agreement mandated by Peruvian law. In general, the base salaries of our Named Executive Officers in Peru follow the guidelines of salaries of other key employees of the Company.

(b) Bonus:

Mr. Oscar González Rocha received a discretionary cash bonus of $392,910 in 2016 in recognition of his performance and to reward him for his leadership, vision and focus. This discretionary cash bonus is the bonus paid under the Executive Stock Purchase Plan. This amount is reflected in the Summary Compensation Table under the Bonus column. Messrs.  Jacob and Corrales received $10,899 and $10,764, respectively as a cash incentive bonus in 2016.  Mr. Flury received a discretionary cash incentive bonus of $204,364 in 2016.

Peruvian Mandated Cash Compensation:

(a) Profit Sharing in the Profits of Our Peruvian Branch:

Peruvian law requires that we, as well as all other mining companies in Peru, share 8% of the annual pre-income tax profits of our Branch with all our workers (salaried and non-salaried). This benefit is payable in cash to each employee in an amount not to exceed 18 times his or her monthly salary. The excess is paid to a Peruvian pro-

employment fund and to the regional governments where we operate, that is to say, the regional governments of Lima, Arequipa, Moquegua, and Tacna in Peru.

Messrs. González Rocha, Jacob, Corrales and Flury received, $114,895, $22,486, $23,172 and $12,152, respectively, in 2016 as participants in the pre-tax earnings of our Peruvian Branch, respectively. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.

(b) Peruvian Legal Holiday and Other Bonuses:

Peruvian law also requires payment each year of one month’s salary to each employee as a bonus for Peruvian Independence holidays and Christmas.  Peruvian law requires the payment of six days’ salary to every employee, including Messrs. González Rocha, Jacob, Flury and Corrales, every year in which May 1 falls on a Sunday or five days’ salary if it falls on a weekday (“Labor Day Bonus”). Peruvian law also requires the payment of a bonus to each salaried and non-salaried employee, including Messrs. González Rocha, Jacob and Corrales for the celebration of Miners’ Day. Said compensation is reflected in the Summary Compensation Table under the All Other Compensation column.

In 2016, Messrs. González Rocha, Jacob, and Corrales received, $105,459, $31,625, and $32,885 as Peruvian Independence holidays, Christmas and Labor Day bonuses, respectively. Additionally, they also received the bonus to celebrate Miners’ Day. Mr. Flury received $12,812 as Peruvian Independence holidays and Christmas bonuses.  He did not receive a bonus to celebrate Labor Day or Miners’ Day. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.

(c) Termination of Employment Compensation or CTS:

Additionally, as compensation for years of service or CTS, Peruvian law requires a deposit of one twelfth of an employee’s annual salary, vacation, travel, Independence holidays, Christmas, dependents and service award bonus, each year, for each employee (whether Peruvian or expatriate) working in Peru, as applicable. This amount is deposited in a local bank of the employee’s choosing, in an individual account, which accrues interest paid by said bank. For all legal purposes, the chosen bank acts as trustee of the deposited amounts. The CTS funds can only be fully withdrawn when the employee terminates employment.

In 2016, we deposited for Messrs. González Rocha,  Jacob, and Corrales, $103,119, $16,939, and $17,853 as CTS compensation. Mr. Flury did not receive CTS in 2016. He received $288,052 as severance compensation for his separation from the Company, effective April 28, 2016. For further details on the Peruvian mandated severance benefits see above under “Severance Benefits.” These amounts are reflected in the Summary Compensation Table under the All Other Compensation column, respectively.

(d) Peruvian Mandated Company Housing:

Peruvian mining law requires that we provide residences at our operations in Toquepala, Cuajone, and Ilo for all our salaried and non-salaried employees, including for Mr. Oscar González Rocha. No other Peruvian Named Executive Officer enjoys this benefit.

(e) Peruvian Mandated Family Assistance:

Peruvian law requires that we provide family assistance, which consists of 10% of the legal minimum salary, to all our salaried and non-salaried employees, including Messrs. González Rocha, Jacob and Corrales, who are married or have children under the age of 18. Said compensation is reflected in the Summary Compensation Table under the All Other Compensation column. No other Peruvian Named Executive Officer enjoys this benefit.

(f) Peruvian Mandated Severance Benefits

Mr. Hans Flury received $288,052 as severance compensation for his separation from the Company, effective April 28, 2016. For further details on the Peruvian mandated severance benefits see above under “Severance Benefits.” This amount is reflected in the Summary Compensation Table under the All Other Compensation column.

Cash Compensation under Company Sponsored Programs:

(a) Vacation Compensation:

We provide vacation bonuses for all our salaried employees and payment for vacation travel to all our key salaried employees.

Mr. González Rocha’s vacation bonus and travel in 2016 is reflected in the Summary Compensation Table under the All Other Compensation column. In 2016, Messrs. Jacob and Corrales received, $12,919 and $13,001 as vacation bonus and travel, respectively. Mr. Flury received $38,178 as vacation bonus and travel in 2016. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.

(b) Five Percent Benefit or “Quinquenio”:

We also provide voluntarily to all salaried employees and to non-salaried employees under agreement with our local labor unions, a benefit consisting of five percent of the monthly salary for each period of five years of service. We call this benefit, colloquially in Peru, the “quinquenio.”

In 2016, Messrs. González Rocha,  Jacob and Corrales  received, $70,794, $26,419 and $38,864 as quinquenio, respectively. Mr. Flury received $21,981 as quinquenio in 2016. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.

(c) Other Company Sponsored Programs:

We provide a subsidy to expatriate employees and certain executives to assist with the education of their children. In 2016, Mr. Raúl Jacob received $12,432as a payment under this program which is reflected in the All Other Compensation column in the Summary Compensation Table.  Mr. Edgard Corrales also received a subsidy under this program, which is reflected in the All Other Compensation column in the Summary Compensation Table. Additionally, said column reflects modest Christmas gifts given to all salaried and non-salaried employees, including Messrs. González Rocha, Jacob, and Corrales.

Other Benefits:

(a) Company Housing and Club Membership:

We provide a corporate residence in Lima, which Mr. Oscar González Rocha uses when he conducts business activities at our Lima headquarters, and we pay for his business club membership in Lima, Peru. We reflect this benefit in the Summary Compensation Table under the All Other Compensation column.

(b) Company Provided Car and Driver:

Messrs.  González Rocha, Jacob Corrales and other key salaried employees are provided with a Company car and a driver. Mr. Flury was provided these benefits until his separation from the Company, effective April 28, 2016.  We consider that the use of Company cars by Messrs. González Rocha, Jacob, Flury, Corrales and other key salaried employees is not a personal benefit, but is integrally and directly related to the performance of their functions as key executives or salaried employees of one of the largest companies in Peru, is required for security reasons, and is consistent with local practice.

(c) Tax Gross-Up:

We provide certain key employees a cash benefit as reimbursement for the payment of taxes on compensation received under the Stock Purchase Plans of Grupo Mexico. In 2016, Mr. Oscar González Rocha received $168,390 as a tax gross-up payment, which is reflected in the Summary Compensation Table under the All Other Compensation column.

Affiliate Directors’ Fees:

Messrs. González Rocha and Jacob, each received $20,000 in 2016 for services as directors of Coimolache S.A. (“Coimolache”), respectively, which is reflected in the Summary Compensation Table under the All Other Compensation column. The Company has a 44.2% participation in Coimolache.

Mexican Compensation Practices:

Our Mexican compensation practices also take into account many factors, including individual performance and responsibilities, years of service, elements of compensation mandated by Mexican law, future challenges and objectives, contributions to the future success of our Company, the executive total compensation, and our financial performance. We may also look at the compensation levels of comparable companies, as described above.

Our Named Executive Officers in Mexico, Messrs. Daniel Muñiz Quintanilla and Jorge Lazalde receive cash-based compensation, which is currently paid. Mr. Avila Martinez received cash-based compensation until his separation from the Company, effective April 28, 2016. The cash-based compensation has two principal components: base salary and bonus, which are discretionary, and compensation mandated by Mexican law. We also sponsor programs to recruit and retain qualified employees working in Mexico. Additionally, Grupo Mexico offers certain key employees, including our Named Executive Officers, eligibility under stock purchase plans. See the description of these plans under “Stock Purchase Plans of Grupo Mexico” below.

The payment of bonuses to our Named Executive Officers is discretionary and we do not necessarily pay bonuses every year. The payment of bonuses and the amount of the same depend, among other things, on our financial performance, our intensive capital investment plan, our future cash flow generation from operations, and our liquidity in general.

We do not provide compensation tied to specific pre-determined individual or Company performance criteria or long-term incentive compensation.

The cash incentive payments granted to our Named Executive Officers are not based on pre-established performance targets or on targets that have been previously communicated to the executives. The granting of the award and the amount of each award are discretionary and substantially uncertain until we decide to award them.

All our Mexican employee compensation is denominated in Mexican Pesos. We convert the Mexican Pesos into U.S. dollars using the average exchange rate for the applicable period.

Stock Options:

We have not granted stock options or other equity incentive awards to any of our Named Executive Officers since 2000 in Mexico. The Stock Incentive Plan, under which options and stock awards could have been granted, expired by its terms on January 1, 2006.

Stock Purchase Plans of Grupo Mexico:

Grupo Mexico offers certain eligible key employees, including our Named Executive Officers, the Employee Stock Purchase Plan through a trust that acquires shares of Grupo Mexico for future sales to our employees, and employees of our subsidiaries and certain affiliated companies. Sales are at the approximate fair market value on the date of grant. Every two years employees will be able to purchase shares subscribed for purchase in the previous two years. The employees will pay for shares purchased through monthly payroll deductions over the eight year period of the plan. At the end of the eight year period, Grupo Mexico will grant the participant a bonus of one share for every ten shares purchased by the employee. If Grupo Mexico pays dividends on shares during the eight year period, the participant will be entitled to receive the dividend in cash for all shares that have been fully purchased and paid as of the date that the dividend is paid. If the participant has only partially paid for shares, the dividends payable with respect to purchased shares will be used to reduce the remaining liability owed for such shares. No stock bonuses under the Employee Stock Purchase Plan were granted to our Named Executive Officers in 2016.

Under the Executive Stock Purchase Plan, participants receive incentive cash bonuses which are used to purchase shares of Grupo Mexico and which are deposited in a trust. Mr. Muñiz Quintanilla received a discretionary cash bonus under the Executive Stock Purchase Plan of $125,383 in 2016, which was used to purchase shares under this plan.  This bonus is reflected in the Summary Compensation Table under the Bonus column. No stock bonuses under the Executive Stock Purchase Plan were granted to Messrs. Lazalde and Avila Martinez in 2016.

Pension Plan:

Retirement benefits of our employees in Mexico are covered by the Mexican social security system mandated by Mexican law. In addition, certain of our Mexican subsidiaries participate in a defined contribution pension plan, which complements the retirement benefits granted under the Mexican social security system.

Under the Mexican pension plan, non-union employees of Minera México, S.A. de C.V., and participating subsidiaries who have completed ten continuous years of employment with the participating subsidiary, including Messrs. Muñiz Quintanilla and Lazalde earn the right to receive certain benefits upon retirement at the normal retirement age of 70 or upon early retirement on or after age 60. Messrs. Muñiz Quintanilla, Lazalde and Avila Martinez, who separated from the Company, effective April 28, 2016, received a contribution under the Mexican pension plan. An employee may choose to retire at age 75 only upon receiving the proper consent of the participating company.

Employees contribute 3% of their monthly base salary to the plan and the employer matches the employees’ contributions with an additional 3%. The funds are then invested in treasury or in marketable securities. The fiduciary of such investment funds is an institution authorized by the Mexican government. The plan is administered by a technical committee composed of at least three unpaid individuals (who may be employees of the participating companies), which are appointed by the Company. The plan may be amended or terminated at any time at the Company’s discretion, but such amendment or termination must preserve acquired rights of the employees.

Regardless of the manner in which an employee’s employment is terminated, he/she is entitled to receive his/her employee contributions and any amounts earned during his/her term of employment. Any severance benefits received by the terminated employee will be deducted from any employer contribution to be received under the plan. In the event of the retirement of an employee, he/she is entitled to receive amounts accrued under the plan.

Severance Benefits:

We do not have corporate plans providing severance benefits to our Named Executive Officers in Mexico. Our Named Executive Officers only receive severance benefits provided by Mexican law or negotiated by us when we undertake workforce reductions at our operations. Our Named Executive Officers in Mexico do not have change of control or employment agreements.

Discretionary Cash Compensation:

(a) Base Salary:

Messrs. Muñiz Quintanilla and Lazalde received $289,440 and $158,635, respectively, as base salary in 2016. Mr. Avila Martinez’s reported base salary of $36,171 is for four months as he separated from the Company, effective April 28, 2016.

(b) Bonus:

Mr. Muñiz Quintanilla received $48,240 as a discretionary cash incentive bonus in 2016. Mr. Muñiz Quintanilla also received a discretionary cash bonus under the Executive Stock Purchase Plan of $125,383 in 2016, which was used to purchase shares under this plan. These amounts are reflected in the Summary Compensation Table under the Bonus column. Messrs. Lazalde and Avila Martinez did not receive a cash incentive bonus in 2016.

Mexican Mandated Cash Compensation:

(a) Profit Sharing in the Profits of Our Mexican Operations:

Mexican law requires that we, as well as all other mining companies in Mexico, share 10% of the annual pre-tax profits of our operations with all our workers (salaried and non-salaried). This benefit is payable in cash to each employee. Messrs. Muñiz Quintanilla, Lazalde and Avila Martinez received each $11,971 as participation in the pre-

income tax earnings of our Mexican operations. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.

(b) Mexican Christmas Bonus:

Mexican law also requires payment each year of at least 15 days’ salary to each employee, with at least one completed year of service, as a bonus for Christmas. We give our employees in Mexico one month’s salary as Christmas bonus.

Messrs. Muñiz Quintanilla and Lazalde receive $24,120 and $14,183, respectively as a Christmas bonus in 2016. Mr. Avila Martinez, who separated from the Company, effective April 28, 2016 did not receive a Christmas bonus. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.

(c) Vacation Compensation:

We provide vacation bonuses for all our salaried employees, with at least one completed year of service, including our Named Executive Officers in Mexico, as required by Mexican law. This vacation bonus consists of at least 25% of the salary earned during the vacation period. Messrs. Muñiz Quintanilla, Lazalde and Avila Martinez received each a vacation bonus in 2016. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.

(d) Mexican Mandated Severance Benefits

Mr. Agustin Avila Martinez received $185,655 as Mexican mandated severance compensation for his separation from the Company effective on April 28, 2016. For further details on the Mexican mandated severance benefits see above under “Severance Benefits.” This amount is reflected in the Summary Compensation Table under the All Other Compensation column.

Cash Compensation under Company Sponsored Programs:

(a) Mexican Pension Plan:

We offer our employees of Minera Mexico, S.A. de C.V. and participating subsidiaries the possibility of joining a defined contribution pension plan. Messrs. Muñiz Quintanilla, Lazalde and Avila Martinez received benefits as employer contributions under our Mexican pension plan in 2016.  We reflect these benefits in the Summary Compensation Table under the All Other Compensation column. A more detailed description of the principal features of the Mexican pension plan can be found under “Pension Plan” above.

(b) Mexican Savings Plans:

We offer our employees the possibility of saving up to 13% of their salaries and we match this amount with our own contributions (but never in excess of ten times the minimum monthly salary). These amounts are invested by us in marketable securities. Amounts can be withdrawn at any time with proper notice after ceasing participation in the plan.  Messrs. Muñiz Quintanilla, Lazalde and  Avila Martinez received contributions under our Mexican savings plan, which are reflected in the Summary Compensation Table under the All Other Compensation column.

Other Company Provided Benefits:

(a)         Tax Gross-Up:

We provide certain key employees a cash benefit as reimbursement for the payment of taxes on compensation received under the Stock Purchase Plans of Grupo Mexico.  In 2016, Mr. Daniel Muñiz Quintanilla received $43,884 as a tax gross-up payment, which is reflected in the Summary Compensation Table under the All Other Compensation column.

(b)         Medical Insurance and Other Benefits:

Messrs. Muñiz Quintanilla, Lazalde and Avila Martinez receive minor contributions for medical insurance benefits and food vouchers. These amounts are reflected in the Summary Compensation Table under the All Other Compensation column.

(c)          Company Provided Car and Driver:

Messrs. Muñiz Quintanilla, Lazalde and other key salaried employees are provided with a Company car. Prior to his separation from the Company, Mr. Agustin Avila Martinez was provided these benefits. We consider that the use of Company cars by Messrs. Muñiz Quintanilla, Lazalde and Avila Martinez and other key salaried employees is not a personal benefit but is integrally and directly related to the performance of their functions as key executives or salaried employees of one of the largest companies in Mexico, is required for security reasons and is consistent with local practice.

EXECUTIVE COMPENSATION

 Set forth below is certain information concerning the compensation earned by, or awarded to, or paid by us, or by one or more of our subsidiaries or affiliates, to Messrs. González Rocha, Jacob and Corrales for services rendered in all capacities to us for the fiscal years ended December 31, 2016, December 31, 2015 and December 31, 2014. The information for Messrs. Muñiz Quintanilla and Lazalde is provided for 2016, their first year as officers of the Company. The information for Messrs. Flury and Avila Martinez is provided for the two fiscal years ended December 31, 2015 and for four months of 2016 until their separation from the Company. Mr. Germán Larrea Mota-Velasco, our Chairman, received no compensation from us in 2016, 2015 and 2014 for services other than as a director.

Summary Compensation Table

	Gross Annual Compensation
Name and					All Other
Principal					Compensation
Position	Year	Salary(b)	Bonus(c)		(d)	Total
Oscar González Rocha	2016	$471,957		$392,910	$596,077	$1,460,944
President and CEO	2015	$498,918		$465,530	$1,072,673	$2,037,121
	2014	$560,259		$340,731	$634,295	$1,535,285

Raúl Jacob	2016	$138,243		$10,899	$143,870	$293,012
Vice President, Finance and CFO	2015	$145,119		$—	$226,605	$371,724
	2014	$162,960		$—	$195,894	$358,854

Daniel Muñiz Quintanilla Executive Vice President	2016	$289,440		$173,623	$100,029	$563,092

Edgard Corrales	2016	$131,817		$10,764	$127,428	$270,009
Vice President, Exploration	2015	$139,347		$—	$199,665	$339,012
	2014	$156,479		$—	$184,219	$340,698

Julian Jorge Lazalde	2016	$158,635		$—	$39,574	$198,209
Secretary

Hans A. Flury	2016	$54,952		$204,364	$373,175	$632,491
Former Secretary (a)	2015	$210,192	$		$307,962	$518,154
	2014	$236,034		$—	$290,578	$526,612

Agustin Avila Martinez	2016	$36,171		$—	$192,761	$228,932
Former Comptroller (a)	2015	$123,518		$34,376	$40,391	$198,285
	2014	$142,279		$17,785	$53,535	$213,599

(a)                 Messrs. Hans Flury and Agustin Avila Martinez were separated from the Company, effective April 28, 2016.

(b)                 Compensation for all of our Peruvian and Mexican employees is denominated, respectively, in Peruvian Nuevos Soles and Mexican Pesos. We convert the Peruvian Nuevos Soles and Mexican Pesos into U.S. dollars using the average exchange rate for the applicable period. The average rate in 2016 for Peruvian Nuevos Soles was 3.4 Nuevos Soles for each U.S. dollar. The average rate in 2016 for Mexican Pesos was 18.7 Mexican Pesos for each U.S. dollar.

(c)                  The cash bonus for Messrs. González Rocha and Daniel Muñiz Quintanilla reflect amounts paid under the Executive Stock Purchase Plan.

(d)                 All Other Compensation for Mr. Oscar González Rocha consists mainly of:

(i) Cash Compensation Mandated by Peruvian Law:

•                  $114,895 in 2016 as profit sharing in the profits of our Peruvian Branch;

•                  $105,459 in 2016 as Peruvian legal holiday and Labor Day bonuses;

•                  $103,118in 2016 as termination of employment or CTS;

•                  Family assistance; and

•                  Miners’ bonus.

(ii) Cash Compensation Under Company Sponsored Programs:

•                  Vacation bonus and travel in 2016;

•                  $70,794 in 2016 as five percent benefit or Quinquenio; and

•                  Compensation under other Company sponsored programs, consisting of education assistance and other minor Christmas gifts.

(iii) Other Benefits:

•                  Use of our corporate Lima residence and payment of business club membership in 2016; and

•                  $168,390 in 2016 as a tax gross-up payment.

(iv) Affiliate Director’s Fees:

•                  $20,000 in 2016 as director’s fees for services in Coimolache. The Company has a 44.2% participation in Coimolache.

All Other Compensation for Mr. Raúl Jacob consists mainly of:

(i) Cash Compensation Mandated by Peruvian Law:

•                  $22,486 in 2016 as profit sharing in the profits of our Peruvian Branch;

•                  $31,625 in 2016 as Peruvian legal holiday and Labor Day bonuses;

•                  $16,939 in 2016 as termination of employment or CTS;

•                  Family assistance; and

•                  Miners’ bonus.

(ii) Cash Compensation Under Company Sponsored Programs:

•                  $12,919 in 2016 as vacation bonus and travel;

•                  $26,419 in 2016 as five percent benefit or Quinquenio;

•                  $12,432 as a subsidy to assist with education costs for his children in 2016; and

•                  Compensation under other Company sponsored programs, consisting of education assistance and other minor Christmas gifts.

(iii) Affiliate Director’s Fees:

•                  $20,000 in 2016 as director’s fees for services in Coimolache. The Company has a 44.2% participation in Coimolache.

All Other Compensation for Mr. Daniel Muñiz Quintanilla consists mainly of:

(i) Cash Compensation Mandated by Mexican Law:

•                  Mexican vacation bonus in 2016;

•                  Mexican Christmas bonus of $24,120 in 2016; and

•                  $11,971 in 2016 as profit participation.

(ii) Cash Compensation Under Company Sponsored Programs:

•                  2016 contributions under our Mexican pension and health plans;

•                  2016 contributions under our Mexican savings plan;

•                  $43,884 in 2016 as a tax gross-up payment; and

•                  Compensation under other Company programs consisting of medical insurance benefits and food vouchers.

All Other Compensation for Mr. Edgard Corrales  consists mainly of:

(i) Cash Compensation Mandated by Peruvian Law:

•                  $23,172 in 2016 as profit sharing in the profits of our Peruvian Branch;

•                  $32,885 in 2016 as Peruvian legal holiday and Labor Day bonuses;

•                  $17,853 in 2016 as termination of employment or CTS; and

•                  Miners’ bonus.

(ii) Cash Compensation Under Company Sponsored Programs:

•                  $13,001 in 2016 as vacation bonus and travel;

•                  $38,864 in 2016 as five percent benefit or Quinquenio;

•                  Subsidy in 2016 to assist with education costs for his children; and

•                  Compensation under other Company sponsored programs, consisting of education assistance and other minor Christmas gifts.

All Other Compensation for Mr. Jorge Lazalde consists mainly of:

(i) Cash Compensation Mandated by Mexican Law:

•                  Mexican Christmas bonus of $14,183;

•                  Mexican vacation bonus in 2016; and

•                  $11,971 in 2016 as profit participation.

(ii) Cash Compensation Under Company Sponsored Programs:

•                  2016 contributions under our Mexican pension and health plans;

•                  2016 contributions under our Mexican savings plan; and

•                  Compensation under other Company programs consisting of medical insurance benefits and food vouchers.

All Other Compensation for Mr. Hans A. Flury consists mainly of:

(i) Cash Compensation Mandated by Peruvian Law:

•                  $12,152 in 2016 as profit sharing in the profits of our Peruvian Branch;

•                  $12,812 in 2016 as Peruvian legal holiday and Labor Day bonuses; and

•                  $288,052 as severance compensation for his separation from employment.

(ii) Cash Compensation Under Company Sponsored Programs:

•                  $38,178 in 2016 as vacation bonus and travel; and

•                  $21,981 in 2016 as five percent benefit or Quinquenio.

All Other Compensation for Mr. Agustin Avila Martinez consists mainly of:

(i) Cash Compensation Mandated by Mexican Law:

•                  Mexican vacation bonus;

•                  $11,971 in 2016 as profit participation; and

•                  $185,655 as separation from the Company compensation.

(ii) Cash Compensation Under Company Sponsored Programs:

•                  2016 contributions under our Mexican pension and health plans;

•                  2016 contributions under our Mexican savings plan; and

•                  Compensation under other Company programs consisting of medical insurance benefits and food vouchers.

Outstanding Equity Awards at Fiscal Year-End

No options to purchase shares in the Company or other equity incentive awards have been granted since 2000.  No options, equity awards or equity-based awards were outstanding at December 31, 2016. The Stock Incentive Plan, under which options and stock awards could have been granted, expired by its terms on January 1, 2006.

Option Exercises and Stock Vested at Fiscal Year-End

No options were exercised since 2000.  No stock award vested as of December 31, 2016.

Retirement Plans

See descriptions above under “Pension Plans.”

Severance Benefits

As described above in the Compensation Discussion and Analysis, we provide severance benefits as required by Peruvian and Mexican law, as applicable.

COMPENSATION POLICIES AND PRACTICES AND RISK

Our Peruvian and Mexican executive officers and non-executive employees receive cash-based compensation, which is currently paid. The cash-based compensation has two principal components: base salary and bonus, which are discretionary, and compensation mandated by Peruvian and Mexican law. We also sponsor programs to recruit and retain qualified employees working in Peru and Mexico.

The payment of bonuses is discretionary and we do not necessarily pay bonuses every year. The payment of bonuses and the amount of the same depend, among other things, on our financial performance, our intensive capital investment plan, our future cash flow generation from operations, and our liquidity in general. We do not provide compensation tied to specific pre-determined individual or Company performance criteria or long-term incentive compensation. The cash incentive payments granted to our executives and non-executive employees are not based on pre-established performance targets or on targets that have been previously communicated to the executives or the employees. The granting of specific awards and the amount of each award are discretionary and substantially uncertain until we decide to award them.

The decisions to grant salary increases and bonuses for the Named Executive Officers of the Company and for non-executive employees are made by our management team and our Compensation Committee after a thorough analysis of numerous factors, including among others, the responsibilities and performance of each Named Executive Officer or employee measured in the areas of production, expansions and project developments, safety and environmental responsiveness (both individually and as compared to other officers or employees of the Company). It is our practice to grant relatively small salary increases to our Named Executive Officers commensurate with the cost of living increases in Peru and Mexico and tailor the amount of the incentive cash payments to balance the amounts of compensation mandated by Peruvian and Mexican law, principally the amounts received by the Named Executive Officers as profit participations. Generally, in years in which the profit participation amounts paid to Named Executive Officers are high, the bonus or incentive cash payments will be lower than in years in which the profit participation amounts are relatively modest. In such years, where the profit participation amounts are modest, if our financial conditions permit, we tend to increase the amount paid in cash incentives. Without limiting this, from time to time larger discretionary cash bonuses are granted to our Named Executive Officers in recognition of a particular Named Executive Officer’s performance during the year and to reward him for his leadership, vision and focus. The Company’s compensation policies or practices do not vary significantly from the Company’s overall risk and reward structure, inasmuch as we do not offer performance-based bonuses or incentive awards which occur significantly before receipt of anticipated income or expiration of associated risk to the Company.  We do not have business units that account for a significant portion of the Company’s risk profile or compensation policies and practices that vary for a particular business unit.  We continuously monitor our compensation policies and practices to avoid risk-taking by executive and non-executive employees to increase their compensation.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Germán Larrea Mota-Velasco, Alfredo Casar Pérez and Daniel Muñiz Quintanilla, our directors representing Grupo Mexico, are executive officers and/or directors of Grupo Mexico or its affiliates. Messrs. Germán Larrea Mota-Velasco, Oscar González Rocha, Xavier García de Quevedo Topete, and Gilberto Perezalonso Cifuentes comprise the Compensation Committee of the Board of Directors. See also “Related Party Transactions.”

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Dodd-Frank Act and Section 14A of the Securities Exchange Act of 1934, as amended, require that the Company’s stockholders be given the opportunity to cast a non-binding advisory vote regarding the approval of the compensation disclosed in this proxy statement of the Company’s Named Executive Officers in the Summary Compensation Table.  The Compensation Discussion and Analysis begins at page 14 of this proxy statement.  As discussed there, the Board of Directors believes that the Company’s long-term success depends, in large measure, on the talents of the Company’s employees. The Company’s compensation practices play a significant role in the Company’s ability to attract, retain and motivate the highest quality workforce. The principal underpinnings of the Company’s compensation system are to comply with the requirements of Peruvian and Mexican laws, to fit with the Company’s goals and objectives and to retain its key executives and reward them appropriately for their positive results.  The compensation of the Company’s Named Executive Officers is in line with the compensation of other key employees of the Company.  Additionally, the compensation of Mr. Oscar González Rocha, our Chief Executive Officer, is below the reported compensation of other chief executive officers of companies with comparable market capitalization.

The proposal for a non-binding advisory vote on executive compensation provides stockholders with the opportunity to endorse or not endorse the Company’s executive compensation program through the following resolution:

“RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

Because this is an advisory vote, it will not be binding upon the Company, its Board of Directors, or its Compensation Committee. However, the Company, its Board of Directors, and its Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements to the extent they can determine the cause or causes of any significant negative voting results.  The affirmative vote of a majority of the votes cast in person or by proxy at the meeting by the holders of shares of Common Stock entitled to vote thereon is required for the non-binding advisory vote on executive compensation described in this proxy statement. Abstentions are counted for quorum purposes.  Abstentions are counted as a vote “Against” this proposal.  Broker non-votes are not counted either as votes cast “For” or “Against” the proposal.  If we receive a signed proxy with no voting instructions, such shares will be voted “For” the approval of our executive compensation as described in this proxy statement.

The Board of Directors recommends that stockholders vote FOR approval of this resolution.

NON-BINDING ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast a non-binding advisory vote on executive compensation, the Dodd-Frank Act requires that the Company provide stockholders with a non-binding advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years.  Stockholders can also abstain.

Because the Board of Directors and management of SCC are committed to conduct the business of the Company consistent with good corporate governance practices, the Board recommends that the non-binding advisory vote on executive compensation be conducted annually. The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation.

Although this advisory vote on the frequency of the advisory vote on executive compensation is non-binding, the Company and the Board will take into account the outcome of the vote when considering the frequency of future advisory votes on executive compensation.  However, the Board may decide that it is in the best interest of the Company and its stockholders to hold an advisory vote on executive compensation more or less frequently than the option approved by the stockholders.

Stockholders may cast their vote on their preferred voting frequency by choosing the option of one year, two years, three years or abstain from voting when voting in response to the resolution set forth below:

“RESOLVED, that the stockholders determine, on an advisory basis and based on the highest number of votes cast, whether the preferred frequency of an advisory vote on the executive compensation of the Company’s named executive officers as set forth in the Company’s proxy statement should be every year, every two years or every three years.”

Generally, approval of any matters presented to the stockholders requires a majority of the votes cast.  However, because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.  If we receive a signed proxy without voting instructions, such shares will be voted for the option of “one year.”  Abstentions and broker non-votes are counted for quorum purposes.  Abstentions are counted as a vote “Against” this proposal.  Broker non-votes are not counted either as votes cast “For” or “Against” this proposal.

The Board of Directors recommends that you vote FOR the option of “one year” as the preferred frequency for advisory votes on executive compensation.

RELATED PARTY TRANSACTIONS

In 2016, we had entered into certain transactions in the ordinary course of business with parties that are controlling stockholders or their affiliates. These transactions include the lease of office space, air transportation and construction services and products and services relating to mining and refining. We lend and borrow funds among affiliates for acquisitions and other corporate purposes. These financial transactions bear interest and are subject to review and approval by senior management, as are all related party transactions.

Grupo Mexico, our ultimate parent and our majority indirect stockholder, and its affiliates, provide various services to us. In 2016, these services were primarily related to accounting, legal, tax, financial, treasury, human resources, price risk and hedging, purchasing, procurement and logistics, sales and administrative and other support services. We pay Grupo Mexico for these services. The total amount paid by us to Grupo Mexico for such services in 2016 was $13.8 million. We expect to continue to pay for these support services in the future.

In 2016, our Mexican operations paid $42.7 million primarily for freight services provided by Ferrocarril Mexicano, S.A. de C.V., $76.0 million for engineering and construction services provided by México Proyectos y Desarrollos, S.A. de C.V. and affiliates, $0.3 million for drilling services provided by Compañía Perforadora Mexico, S.A.P.I. de C.V., and $233.8 million for power supplied by Mexico Generadora de Energia S. de R.L. (“MGE”), all subsidiaries of Grupo Mexico.  On August 4, 2014, Mexico Generadora de Energia Eolica S. de R.L. de C.V, an indirect subsidiary of Grupo Mexico, located in Oaxaca, Mexico, acquired Eolica el Retiro. Eolica el Retiro (“Eolica”) is a windfarm that has 37 wind turbines. This company started operations in January 2014 and started to sell power to IMMSA and other subsidiaries of Grupo Mexico in the third quarter of 2014. Eolica el Retiro is supplying approximately 15% of its power output to IMMSA.  Our Mexican operations purchased power from Eolica for $2.0 million in 2016.

Additionally in 2016, we received $0.6million, $0.4million and $0.6 million for services, building rental and maintenance services from Grupo Mexico, Mexico Proyectos y Desarrollos, S.A. de C.V. and its affiliates and from Compañía Perforadora Mexico, S.A.P.I. de C.V., respectively, and $95.9 million from MGE for natural gas and services, all subsidiaries of Grupo Mexico.  We also received $0.1 million from Operadora de Generadoras de Energia Mexico S.A. de C.V., also a Grupo Mexico subsidiary.

In 2016, we purchased $30.3 million in scrap and other residual copper mineral and sold $37.1 million in copper cathodes, rod and anodes, as well as sulfuric acid, silver, gold and lime to Asarco LLC, a subsidiary of Grupo Mexico.

In 2005, the Company organized MGE, as a subsidiary of Minera Mexico, for the construction of two power plants to supply power to the Company’s Mexican operations. In May 2010, the Company’s Mexican operations granted a $350 million line of credit to MGE for the construction of the power plants. That line of credit was due on December 31, 2012 and carried an interest rate of 4.4%. In the first quarter of 2012, Controladora de Infraestructura Energetica Mexico, S. A. de C. V., an indirect subsidiary of Grupo Mexico, acquired 99.999% of MGE through a capital subscription of 1,928.6 million of Mexican pesos (approximately $150 million), reducing Minera Mexico’s participation to less than 0.001%. As a consequence of this change in control, MGE became an indirect subsidiary of Grupo Mexico. Additionally, at the same time, MGE paid $150 million to the Company’s Mexican operations partially reducing the total debt. At December 31, 2012, the outstanding balance of $184.0 million was restructured as subordinated debt of MGE with an interest rate of 5.75%. In the third quarter of 2016, MGE repaid the outstanding balance of the debt. Related to this loan, the Company recorded interest income of $4.2 million in 2016.

In 2012, the Company signed a power purchase agreement with MGE, whereby MGE will supply some of the Company’s Mexican operations with power through 2032. MGE completed construction of its first power plant in June 2013 and the second plant in the second quarter of 2014. These plants are natural gas-fired combined cycle power generating units, with a net total capacity of 516.2 megawatts. The first plant began supplying power to the Company in December 2013, and the second plant began to supply power in June 2015. MGE is supplying approximately 12% of its power output to third-party energy users.

The Larrea family controls a majority of the capital stock of Grupo Mexico, and has extensive interests in other businesses, including aviation and real estate. We engage in certain transactions in the ordinary course of business with other entities controlled by the Larrea family relating to the lease of office space, air transportation and entertainment services. In 2016, we paid MexicoTransportes Aereos S.A. de C.V. $2.0 million for aviation services. The Company’s Mexican operations paid $0.4 million and $0.5 million to Boutique Bowling de Mexico S.A de C.V. and Operadora de Cinemas S.A. de C.V. for entertainment services. Both companies are controlled by the Larrea family. In addition, the Company received $0.2 million, $0.2 million and $0.1 million from Mexico Transportes Aereos S.A. de C.V., Boutique Bowling de Mexico, S.A. de C.V. and Operadora de Cinemas S.A. de C.V., respectively, for building rental and maintenance services provided by our Mexican subsidiary.

Additionally, in 2016 we purchased $1.0 million of industrial material from Higher Technology S.A.C. and paid $0.5 million for maintenance services provided by Servicios y Fabricaciones Mecánicas S.A.C., companies in which Mr. Carlos González, a son of our Chief Executive Officer, had a proprietary interest through June 6, 2016. We also purchased $0.5 million in 2016 of industrial material and services from Breaker, S.A. de C.V., a company in which Mr. Jorge González had a proprietary interest. Mr. Jorge González is the son-in-law of our Chief Executive Officer.

The Company has a 44.2% participation in Compañia Minera Coimolache S.A. (“Coimolache”), which it accounts for on the equity method. Coimolache owns Tantahuatay, a gold mine located in the northern part of Peru. Messrs. Gonzalez Rocha and Jacob are directors of Coimolache.

Asarco LLC employs Oscar González Barron, the son of Oscar González Rocha, our Chief Executive Officer. Mr. González Barron holds the position of Chief Financial Officer at Asarco LLC and received $229,464 as his base salary, $6,941for the use of a company car in 2016, along with other employment benefits that are standard for employees of Asarco LLC at that management level. Mr. Oscar González Barron also received fees from Asarco amounting to $20,000 and fees from Grupo Mexico amounting to $8,572. Mr. Oscar González Rocha was not involved in the recruiting or hiring of Mr. Oscar González Barron by Asarco LLC, nor in any decision affecting Mr. González Barron’s compensation.  Mr. Oscar González Barron’s compensation was established by Asarco LLC in accordance with its compensation practices applicable to employees with equivalent qualifications and responsibilities and holding similar positions.

It is anticipated that in the future we will enter into similar transactions with such parties.

As previously reported, in 2012, the Company received approximately $2.1 billion from AMC in satisfaction of the judgment issued pursuant to the decision of the Court of Chancery of Delaware, which concluded that the Company paid an excessive price to AMC in the 2005 merger between the Company and Minera Mexico, S.A. de C.V. (the “2012 Judgment”). For U.S. financial and tax reporting purposes, the payment was included as additional paid-in capital on the balance sheet of the Company, which resulted in no taxable income for the Company.

The U.S. Internal Revenue Service (“IRS”) is currently auditing AMC’s consolidated income tax returns for years 2011-2013, which include the results of the Company. The Company’s and AMC’s representatives are discussing with the IRS certain questions relating to potential adjustments to the Company’s and AMC’s payments pursuant to the 2012 Judgment. The Company and AMC believe that the Company and the consolidated group properly recorded the payments made to, and received by, the Company. If the matter cannot be resolved during the IRS examination process, AMC intents to contest any such adjustments vigorously.

On, February 28, 2017, AMC and the Company entered into a tax agreement (the “Tax Agreement”), effective as of February 20, 2017, pursuant to which AMC, as the parent of the consolidated group of which the Company is a member and joins in the filing of a U.S. federal income tax return, (a) will be responsible for and discharge, any and all liabilities and payments due to the IRS on account of any incremental tax liabilities of the Company in connection with the potential adjustments being considered by the IRS in connection with the interest of the 2012 Judgment, (b) will not seek reimbursement, contribution or collection of any amounts of money or any other asset in connection therewith from the Company, and (c) will indemnify, defend and hold harmless the Company from any such liability, including the cost of such defense.

The Audit Committee reviewed the 2016 related party transactions reported in this proxy statement and did not object to any of them. Our Audit Committee recognizes that related party transactions present a heightened risk of conflicts of interest and/or improper valuation (or the perception thereof) and therefore adopted a written policy for related party transactions on January 24, 2007, and amended it on February 23, 2007, and on April 24, 2008. It is our policy that the Audit Committee shall review all related party transactions. Related parties are those defined as such by the SEC. Our policy requires us to report all related party transactions in our filings with the SEC and as required by accounting requirements.

Article Nine of our Certificate specifically states: “The Corporation shall not engage in any Material Affiliate Transaction unless it has been the subject of prior review by a committee of the Board of Directors with at least three members, each of whom is an Independent Director (any such committee, an “Affiliate Transactions Committee”). For purposes of this ARTICLE NINE, a “Material Affiliate Transaction” shall mean any transaction, business dealing or material financial interest in any transaction, or any series of related transactions, between Grupo México or one of its affiliates (other than the Corporation or any of the Corporation’s subsidiaries), on the one hand, and the Corporation or one of the Corporation’s subsidiaries, on the other hand, that involves consideration of more than $10,000,000 in the aggregate.”

Our policy provides that the Audit Committee may delegate authority to grant such approvals or ratifications to one or more members of the Audit Committee with the requirement that such member or members present any decisions made pursuant to such delegated authority to the full Audit Committee at its next scheduled meeting.

Additionally, in transactions where a senior officer is related to any of our goods or services provider, the Chairman of the Audit Committee is delegated the authority to approve the transaction, unless it exceeds an aggregate consideration of more than $500,000.  In the latter case, prior approval of the Audit Committee members is required.

In reviewing a related party transaction our the Audit Committee should consider all of the relevant factors surrounding the transaction, including:

(1)         whether there is a valid business reason for us to enter into the related party transaction consistent with the best interests of the Company and our stockholders;

(2)         whether the transaction is negotiated on an arm’s length basis on terms comparable to those provided to unrelated third parties or on terms comparable to those provided to employees generally;

(3)         whether the Audit Committee determines that it has been duly apprised of all significant conflicts that may exist or may otherwise arise on account of the transaction, and it believes, nonetheless, that we are warranted in entering into the related party transaction and have developed an appropriate plan to manage the potential conflicts of interest;

(4)         whether the rates or charges involved in the transaction are determined by competitive bids, or the transaction involves the rendering of services as a common or contract carrier, or public utility, at rates or charges fixed in conformity with law or governmental authority;

(5)         whether the transaction involves services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services; and/or

(6)         whether the interest of the related party or that of a member of the immediate family of the related party arises solely from the ownership of our class of equity securities and all holders of that class of our equity securities received the same benefit on a pro rata basis.

Management reports all related party transactions to the Audit Committee at each meeting, including material transactions that require approval or ratification. Material related party transactions are reported to the full Board of Directors. Under our policy, there is a presumption that the Audit Committee has approved or ratified the related party transaction if it has reviewed the transaction and made no observations or objections to the same.

“CONTROLLED COMPANY” EXCEPTION TO NYSE RULES

A company of which more than 50% of the voting power for the election of directors is held by a single entity, a “controlled company,” is not required to comply with the requirements of the NYSE corporate governance rules requiring a majority of independent directors and independent compensation and nominating/corporate governance committees.

We are a controlled company as defined by the rules of the NYSE. Grupo Mexico owns indirectly 88.9% of our stock as of December 31, 2016 and controls the voting power for the election of directors. We have taken advantage of the exceptions to the corporate governance rules of the NYSE. We have three special independent directors nominated by the Special Nominating Committee, Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán. Messrs. Emilio Carrillo Gamboa and Enrique Castillo Sánchez Mejorada are our fourth and fifth independent directors. At its meeting on January 26 , 2017, the Board of Directors determined that Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, Carlos Ruiz Sacristán, Emilio Carrillo Gamboa, and Enrique Castillo Sánchez Mejorada are independent of management in accordance with the requirements of the NYSE as such requirements are interpreted by our Board of Directors in its business judgment.

CORPORATE GOVERNANCE

Corporate Governance Guidelines, Committee Charters and Code of Ethics

We have adopted Corporate Governance Guidelines for the Board of Directors and charters for the Audit, Special Nominating, Corporate Governance and Disclosure, and Compensation Committees. We also have in place a Code of Business Conduct and Ethics that applies to our principal executive officer, principal financial officer, comptroller, all other officers, directors and our employees, including the persons performing accounting or financial functions. The Corporate Governance Guidelines, Code of Business Conduct and Ethics, and Committee charters, may be accessed free of charge by visiting our web site at www.southerncoppercorp.com. We intend to report any amendments to, or waiver from, a provision of the Code of Business Conduct and Ethics that applies to the principal executive officer, principal financial officer, principal accounting officer, comptroller, director, and other persons performing similar functions as required by the NYSE rules.

Board Leadership Structure

The Board of Directors believes that the Company is best served by separating the positions of Chairman and Chief Executive Officer. Mr. Germán Larrea Mota-Velasco is the Chairman of our Board of Directors and Mr. Oscar González Rocha, the President of the Company, is our Chief Executive Officer.  This structure provides two leaders for the Company and results in a more effective organization. We believe our current Board leadership structure is optimal for us because it demonstrates to our employees, suppliers, customers, and other stakeholders that the Company is under strong leadership with two persons setting the tone and having responsibility for managing our operations.

Risk Oversight Process

We have a Risk Committee composed of management personnel that reports to the Chief Executive Officer.  The Risk Committee meets regularly to review the Company’s risk management process, including operational, legal, financial, governmental environment, corporate governance, credit, and liquidity risk matters. Additionally, the Risk Committee reports to the Audit Committee significant risk findings and the Audit Committee then reports same to the entire Board of Directors. The Board of Directors has the ultimate oversight role to monitor how executive management manages the material risks associated with the Company’s operations.

It is the competence of the Audit Committee to review and discuss with management the Company’s guidelines and policies with respect to the process by which the Company undertakes risk assessment and risk management, including discussion of the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures. Additionally, the Board’s Corporate Governance and Disclosure Committee’s duties include overseeing and reviewing periodically with the Chief Executive Officer, the Chief Financial Officer, the proper officers, employees, and committees of the Company, the internal and external auditors, and the Audit Committee the effectiveness of the Company’s disclosure controls and procedures, internal controls, and risk assessments, and the quality and adequacy of the disclosures that the Company makes in the periodic reports it files with the SEC.

We believe the division of risk management responsibilities described above is an effective approach for addressing the risks facing the Company and that our Board leadership structure supports this approach.

Executive Session of Non-Management Directors

In accordance with Section 303A.03 of the corporate governance rules of the NYSE, an executive session of non-management directors is scheduled on the occasion of each of our regularly scheduled Board of Directors meetings. Only independent directors attend the executive sessions of non-management directors. For such purpose, our Chairman invites the non-management directors to hold the executive session and all other members are asked to leave the boardroom. The non-management directors decide on each occasion if there are matters that warrant holding the executive session and the directors designate for each session, the director who will preside at each executive session. This policy is disclosed in Section 5.4 of our Corporate Governance Guidelines posted on the Company’s web site at www.southerncoppercorp.com.

Corporate Governance and Disclosure Committee

The primary functions of the Corporate Governance and Disclosure Committee are (a) to consider and make recommendations to the Company’s Board of Directors concerning the appropriate function and needs of the Board, (b) to develop and recommend to the Board of Directors corporate governance principles, (c) to oversee evaluation of the Board of Directors and management, and (d) to oversee and review compliance with the disclosure and reporting standards of the Company that require full, fair, accurate, timely, and understandable disclosure of material information regarding the Company in reports and documents that it files with the SEC, the NYSE and equivalent authorities in the countries in which the Company operates, as well as in other public communications that it regularly makes.  The Chief Executive Officer, the Chief Financial Officer, the Comptroller, the Treasurer, and the persons performing accounting or financial functions are responsible to ensure compliance with these standards.  Additionally, the Chief Executive Officer and the Chief Financial Officer are responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting.  It is also the purpose of the Corporate Governance and Disclosure Committee to assist the Audit Committee in the performance of its responsibilities. Because we are a controlled company as defined by the NYSE we do not have a Corporate Governance and Disclosure Committee comprised entirely of independent directors. The Committee is composed of Messrs. Germán Larrea-Mota Velasco, Oscar González Rocha, Xavier García de Quevedo Topete, Emilio Carrillo Gamboa and Alfredo Casar Pérez. The Committee met five times in 2016 with 100% attendance of its members.

The Corporate Governance and Disclosure Committee has the authority to delegate any of its authority to subcommittees designated by the Corporate Governance and Disclosure Committee, to the extent permitted by law. The Corporate Governance and Disclosure Committee has the authority to delegate its authority to one or more members of the Committee with the requirement that such member or members present any decisions made pursuant to such delegated authority to the full Corporate Governance and Disclosure Committee at its next meeting. The Committee has the sole authority to retain and terminate any counsel or other advisors, including sole authority to approve the fees and other retention terms.

Special Independent Directors/Special Nominating Committee

The Special Nominating Committee functions as a special committee to nominate special independent directors to the Board of Directors. The Company does not have any other nominating committee. Pursuant to our Certificate, a special independent director is any director who (i) satisfies the independence requirements of the NYSE Listed Company Manual (or any other exchange or association on which the Common Stock is listed) and (ii) is nominated by the Special Nominating Committee. The Special Nominating Committee has the right to nominate a number of special independent directors based on the percentage of our Common Stock owned by all holders of our Common Stock, other than Grupo Mexico and its affiliates.

The Special Nominating Committee consists of three directors, two “Special Designees” and one “Board Designee.” The current Special Designees are Luis Miguel Palomino Bonilla and Carlos Ruiz Sacristán (each an “Initial Member”) and the current Board Designee is Xavier García de Quevedo Topete. The Board Designee is selected annually by the Board of Directors. The Special Designees are selected annually by the members of the Board of Directors who are special independent directors or Initial Members. Only special independent directors can fill vacancies on the Special Nominating Committee. Any member of the Special Nominating Committee may be removed at any time by the Board of Directors for cause. The unanimous vote of all members of the Special Nominating Committee will be necessary for the adoption of any resolution or the taking of any action.

Our Certificate provides that the minimum number of special independent directors on the Board of Directors at any given time shall be equal to (a) the total number of directors on the Board of Directors multiplied by (b) the percentage of Common Stock owned by all of the stockholders (other than Grupo Mexico and its affiliates), rounded up to the next whole number. Notwithstanding the foregoing, the total number of persons nominated as special independent directors cannot be less than two or greater than six.

The Special Nominating Committee has nominated Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán as special independent directors. Messrs. Emilio Carrillo Gamboa and Enrique Castillo Sánchez Mejorada are our fourth and fifth independent directors. At its meeting on January 26 , 2017, the Board of Directors approved the nomination of special independent directors made by the Special Nominating Committee and endorsed the determination made by the Special Nominating Committee that Messrs. Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán are independent of management in accordance with the requirements of the NYSE, as such requirements are interpreted by the Special Nominating Committee and our Board of Directors in their respective business judgments. The Board of Directors also determined that Messrs. Emilio Carrillo Gamboa and Enrique Castillo Sánchez Mejorada are independent of management in accordance with the requirements of the NYSE as such requirements are interpreted by our Board of Directors in its business judgment. Notwithstanding the foregoing, the power of the Special Nominating Committee to nominate special independent directors is subject to the rights of the stockholders to make nominations in accordance with our by-laws.

The Special Nominating Committee met three times in 2016, with 100% attendance of its members. The Special Nominating Committee considers and makes recommendations to the Board of Directors with respect to the nominations for special independent directors. The Committee considers recommendations for special independent director nominees to the Board of Directors from all sources. Recommendations for special independent director nominees should be sent in writing to our Secretary or Assistant Secretary (see “Proposals and Nominations of Stockholders” below).

The Special Nominating Committee’s Charter sets forth that it shall have the authority to:

•                  consider and recruit candidates to fill the positions on the Board of Directors allocated to special independent directors taking into account the Board’s current composition and core competencies and the needs of the Board of Directors as a whole;

•                  apply criteria for Board membership that require special independent directors to satisfy the independence requirements, possess financial and business competency, high ethical standards and integrity, intelligence and judgment, sufficient time to devote to our matters, and a history of achievement;

•                  review and consider candidates from all sources;

•                  conduct appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates;

•                  recommend the special independent director nominees for approval by the Board of Directors and you;

•                  fill any vacancy created by the removal, resignation or retirement from the Board of Directors of any special independent director; and

•                  evaluate annually the Committee’s own performance and the adequacy of the charter, and report on the same to the Board of Directors

The Committee has the authority to delegate any of its authority to subcommittees designated by the Committee, to the extent permitted by law. However, the Committee has the sole authority to retain and terminate any advisor, including counsel and any search firm used to identify special independent director candidates, and to approve the fees and other retention terms of said advisors.

COMPENSATION OF DIRECTORS

2016 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards (a) ($)	Total ($)

Germán Larrea Mota-Velasco	$44,000	$32,028	$76,028
Oscar González Rocha	—		—
Emilio Carrillo Gamboa	$80,000	$32,028	$112,028
Alfredo Casar Pérez	$44,000	$32,028	$76,028
Luis Castelazo Morales(b)	$22,000	$32,028	$54,028
Enrique Castillo Sánchez Mejorada	$68,000	$32,028	$100,028
Xavier García de Quevedo Topete	$50,000	$32,028	$82,028
Daniel Muñiz Quintanilla	$44,000	$32,028	$76,028
Luis Miguel Palomino Bonilla	$80,000	$32,028	$112,028
Gilberto Perezalonso Cifuentes	$80,000	$32,028	$112,028
Carlos Ruiz Sacristán	$44,000	$32,028	$76,028

(a)         The dollar value reported is based on the closing stock price of a share of SCC’s common stock on the NYSE on the May 26, 2016 grant date, which was $26.69.

(b)         Mr. Luis Castelazo Morales resigned from the Board June 16, 2016.

Each non-employee director receives compensation in the amount of $20,000 per year and $6,000 for attendance in person at each meeting. For attendance by telephone conference the compensation is $1,000 for each meeting. All directors are reimbursed by us for all meeting related expenses.

We have a Directors’ Stock Award Plan pursuant to which directors who are not compensated as our employees are entitled to an award of 1,200 shares of Common Stock upon election to the Board of Directors and 1,200 additional shares of Common Stock following each annual meeting of stockholders thereafter. The award is not subject to vesting requirements. The Plan expired by its terms on January 30, 2017. The stockholders are requested to approve a one-year extension of the Plan until January 29, 2018.

The information set forth below reflects the shares of our Common Stock granted under the Directors’ Stock Award Plan outstanding and held by each of the directors as of December 31, 2016.

Southern Copper Corporation

Shares of Common Stock Beneficially Owned
Germán Larrea Mota-Velasco	21,766
Oscar González Rocha	1,212
Emilio Carrillo Gamboa	16,915
Alfredo Casar Pérez	6,025
Luis Castelazo Morales	4,425
Enrique Castillo Sánchez Mejorada	8,425
Xavier García de Quevedo Topete	6,038
Daniel Muñiz Quintanilla	2,400
Luis Miguel Palomino Bonilla	5,314
Gilberto Perezalonso Cifuentes	19,341
Carlos Ruiz Sacristán	13,074

ATTENDANCE OF DIRECTORS

The Board of Directors met four times at its regularly scheduled meetings in 2016, with 100% attendance by all directors, except Mr.  Ruiz Sacristan, who attended 80% of the meetings held during the period for which he was serving as a director of the Company. Mr. Castelazo Morales attended all the meetings he was entitled to attend until his resignation on June 16, 2016.

During 2016, each member of the Board of Directors attended or participated in 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors (held during the period for which such person has been a director) and (ii) the total number of meetings held by all committees of the Board of Directors on which such person served (during the periods that such person served).

We do not have a policy requiring attendance by directors at the annual meeting of stockholders. Mr. Oscar González Rocha, our Chief Executive Officer, chaired the 2016 annual meeting of stockholders and Mr. Jorge Lazalde, our Secretary recorded the minutes of the meeting.

COMMUNICATIONS WITH DIRECTORS

You or other interested persons wishing to write to our Board of Directors or a specified director or committee of the Board, including our non-management directors or independent directors, should send correspondence to our Secretary or Assistant Secretary at Southern Copper Corporation, 1440 E. Missouri Avenue, Suite 160, Phoenix, AZ 85014, or at Southern Copper Corporation, Av. Caminos del Inca 171, Chacarilla del Estanque, Santiago de Surco, Lima-33, Peru, or at Southern Copper Corporation, Edificio Parque Reforma, Campos Eliseos No. 400, 12th Floor, Col. Lomas de Chapultepec, Mexico City, Mexico.

All communications so received from you or other interested parties will be forwarded to the Board of Directors, or to a specific Board member or committee if so designated by such person. Anyone who wishes to communicate with a specific Board member or committee should send instructions asking that the material be forwarded to the director or to the appropriate committee chairman. When reporting a concern, please supply sufficient information so that the matter may be addressed properly. This process will assist the Board of Directors in reviewing and responding to communications in an appropriate manner. The Board of Directors has instructed our Corporate Secretary or Assistant Secretary to review such correspondence and, at his discretion, to not forward items he deems to be commercial or frivolous in nature, or otherwise inappropriate for the Board’s consideration.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based on our records and other information, we believe that all filing requirements of the SEC applicable to our executive officers, directors, and owners of more than ten percent of our Common Stock were complied with in 2016, with the exception of three of our directors, Messrs. Germán Larrea Mota Velasco, Luis Miguel Palomino Bonilla and Daniel Muñiz Quintanilla. Mr. Larrea Mota-Velasco filed one late report covering the purchase of 1,000,000 shares on August 12, 2016. Mr. Luis Miguel Palomino Bonilla filed one late report covering the sale of 300 shares on February 7, 2017 and Mr. Daniel Muñiz Quintanilla filed a late report covering the sale of 2,400 shares.

APPROVAL OF PROPOSALS BY STOCKHOLDERS

The Board of Directors recommends that you vote FOR the following proposals:

PROPOSAL TO ELECT OUR TEN DIRECTORS

The Board of Directors recommends that you vote in favor of the election of Messrs. Emilio Carrillo Gamboa, Alfredo Casar Pérez, Enrique Castillo Sánchez Mejorada, Xavier García de Quevedo Topete, Oscar González Rocha, Germán Larrea Mota-Velasco, Daniel Muñiz Quintanilla, Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, and Carlos Ruiz Sacristán as directors of the Company to represent you.

A plurality of the votes cast by you is required for the election of the ten directors. Abstentions are counted for quorum purposes but are not counted either as votes cast “For” or “Against” any nominee. Broker non-votes will not be counted in determining the outcome of the election of the ten director nominees at the annual meeting on April 27, 2017. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the proposal to elect directors.

PROPOSAL TO EXTEND THE TERM OF THE DIRECTORS’ STOCK AWARD PLAN FOR ONE YEAR

The Company has a stockholder approved plan, the Directors’ Stock Award Plan (“Plan”), attached hereto as Exhibit A, which provides that directors who are not compensated as employees of the Company will be automatically awarded 1,200 shares of common stock upon election and 1,200 additional shares following each annual meeting of stockholders thereafter. Under the Plan, 600,000 shares have been reserved for awards.  At December 31, 2016, 334,800 shares have been awarded under the Plan, leaving 265,200 shares available for use after that date.  The Plan expired by its terms on January 31, 2016.  On January 28, 2016, the Board of Directors of the Company (“Board”) approved, subject to stockholder approval, a one-year extension of the Plan. On January 26, 2017 the Board approved a further extension of the Plan for one year. The Company’s 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2017 inadvertently indicated that the stockholders would be asked to consider and approve a ten-year extension at the 2017 Annual Meeting of Stockholders. The stockholders are requested to approve an extension of the Plan until January 29, 2018. The following is a description of the amended Plan, a copy of which is attached as Exhibit A to this proxy statement. It is anticipated that the one-year extension of the Plan will permit the Company to review and address the compensation of Directors to relate it more closely to the interests of the shareholders of the Company.

1.               Purpose

The purposes of the Plan are (a) to attract and retain highly qualified individuals to serve as members of the Board of the Company, (b) to increase the stock ownership in the Company of members of the Board who are not compensated as employees and (c) to relate the compensation of members of the Board who are not compensated as employees more closely to the Company’s performance and its shareholders’ interest by granting such directors shares of common stock, par value $0.01 per share, of the Company (the “Shares”).

2.             Administration

The Plan is administered by the Board.  Subject to the provisions of the Plan, the Board is authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board does not have discretion with respect to the selection of directors to receive awards of Shares or the number of Shares to be awarded.  The determinations of the Board in the administration of the Plan, as described herein, are to be final and conclusive.  The Secretary of the Company is authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as necessary to effectuate the intent and purposes thereof.  The validity, construction and effect of the

Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.               Eligibility

The class of individuals eligible to receive awards of Shares under the Plan shall be directors of the Company who are not compensated as employees of the Company (“Eligible Directors”), of which there currently are ten. Any recipient of an award granted under the Plan is referred to as a “Participant.” Employees are not eligible to receive awards under the Plan.

Once elected at the 2017 annual meeting of stockholders, Germán Larrea Mota-Velasco, Emilio Carrillo Gamboa, Alfredo Casar Pérez,  Enrique Castillo Sánchez Mejorada, Xavier García de Quevedo Topete, Luis Miguel Palomino Bonilla, Gilberto Perezalonso Cifuentes, Carlos Ruiz Sacristán will be Eligible Directors.

4.             Shares Subject to the Plan

Subject to adjustment as provided in Section 6, an aggregate of 265,200 Shares will be available for awards under the Plan. The Shares may be made available from authorized but unissued Shares or treasury shares.  If any stock awards under the Plan shall be foregone or returned to the Company for any reason, the Shares subject to such award shall again be available for awards.

5.             Grant, Stock Awards

(a)   Upon first election to the Board after September 1, 1995, each newly elected Eligible Director will be granted 1,200 Shares.

(b)   Immediately following each Annual Shareholders Meeting, each Eligible Director will be granted 1,200 Shares as of the date of such meeting.

(c)   An Eligible Director may forego any grant of Shares by giving irrevocable written notice to such effect to the Secretary of the Company six months in advance of such grant.

6.             Adjustment of and Changes in Shares

In the event of a stock split, stock dividend, extraordinary dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan and the number of Shares to be granted under Section 5 shall be appropriately and equitably adjusted.

7.               Withholding of Taxes and Other Laws

The Company shall be authorized to withhold from any payment due under this Plan the amount of withholding taxes, if any, due in respect of an award hereunder, unless other provisions satisfactory to the Company shall have been made for the payment of such taxes.

The Board may refuse to issue or transfer any Shares if, acting in its sole discretion, it determines that the issuance or transfer of such Shares might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Securities Exchange Act of 1934, as amended.  Without limiting the generality of the foregoing, no award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

8.               Effective Date and Duration of Plan

The Plan became effective on January 1, 1996 on the effective date of the exchange of the Company’s shares for certain labor shares of the Peruvian Branch of Southern Peru Limited (the “Exchange Offer”), subject to the completion of such Exchange Offer.  The Plan terminated by its terms on January 31, 2016. On January 28, 2016, the Board approved, subject to stockholder approval, a one-year extension of the Plan, until January 30, 2017. On January 26, 2017 the Board approved, subject to stockholder approval, a one-year extension of the Plan until January 29, 2018.

The Board recommends that the stockholders approve an extension of the Plan until January 29, 2018.

Federal Income Tax Consequences

Directors will realize income with respect to an award under the Plan at the time of grant based on the grant-date value of the shares.

Accounting Treatment

The Company accounts for stock-based awards issued to directors as compensation for their attendance at directors meetings as compensation cost upon their attendance at such meetings.  Compensation cost is determined based on the fair value of the awards that the Company is obligated to issue.

The following table summarizes the benefits that would be provided under the amended Plan in 2017 to the groups of individuals set forth below. It is anticipated that, if the amended Plan is approved by stockholders, that each Eligible Director will be granted 1,200 Shares.

Directors’ Stock Award Plan

	Dollar Value ($) (a)	Number of Shares
Oscar Gonzalez Rocha President and CEO	$0	0
Raul Jacob, Vice President, Finance and CFO	$0	0
Daniel Muñiz Quintanilla	$0	0
Edgard Corrales, Vice President, Exploration	$0	0
Jorge Lazalde, Secretary	$0	0
Hans A. Flury, former Secretary	$0	0
Agustin Avila Martinez, former Comptroller	$0	0
Executive Group	$0	0
Non-Executive Director Group	$395,298	10,800
Non-Executive Officer Employee Group	$0	0

(a) The dollar values in this column are based on the closing price of the Shares on February 28, 2017.

PROPOSAL TO RATIFY THE SELECTION OF INDEPENDENT ACCOUNTANTS

Galaz, Yamazaki, Ruiz Urquiza S.C. is a member firm of Deloitte Touche Tohmatsu Limited, a Swiss Verein.  Deloitte Touche Tohmatsu’s Global Energy and Resources practice provides comprehensive, integrated solutions to the electric power, oil and gas, mining, and water sectors through its member firms around the world. These solutions address the range of challenges facing energy and resources companies as they adapt to a changing regulatory environment, to political, economic and market pressure and to technological development. Deloitte and Touche LLP, a subsidiary of Deloitte LLP, and a member of Deloitte Touche Tohmatsu Limited, was our independent accountants for the year ended December 31, 2002.  Galaz, Yamazaki, Ruiz Urquiza S.C. have been our independent accountants since 2009.

The Board of Directors recommends that you ratify the selection by the Audit Committee of the Board of Directors of Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants for the calendar year 2017.

Galaz, Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, has advised us that neither the firm nor any of its members have any direct or material indirect financial interest in us or our subsidiaries. A representative of Galaz, Yamazaki, Ruiz Urquiza S.C. will be present at the stockholders’ meeting.  The representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

The affirmative vote of a majority of the votes cast in person or by proxy at the meeting by the holders of shares of Common Stock entitled to vote thereon is required to ratify the selection of the independent accountants described in this proxy statement. Abstentions and broker non-votes are counted for quorum purposes.  Abstentions are counted as a vote “Against” this proposal.  Broker non-votes are not counted either as votes cast “For” or “Against” the proposal to ratify the selection of the independent accountants described in this proxy statement. If we receive a signed proxy with no voting instructions, such shares will be voted “For” the proposal to ratify the selection of the independent accountants.

NON-BINDING ADVISORY VOTE ON EXECUTIVE COMPENSATION

The Board of Directors recommends that you vote in favor of the resolution to approve, on a non-binding advisory basis, the compensation of our Named Executive Officers as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

The affirmative vote of a majority of the votes cast in person or by proxy at the meeting by the holders of shares of Common Stock entitled to vote thereon is required for the non-binding advisory vote on executive compensation described in this proxy statement. Abstentions are counted for quorum purposes.  Abstentions are counted as a vote “Against” this proposal.  Broker non-votes are not counted either as votes cast “For” or “Against” the proposal.  If we receive a signed proxy with no voting instructions, such shares will be voted “For” the approval of our executive compensation as described in this proxy statement.

NON-BINDING ADVISORY VOTE ON FREQUENCY OF VOTE ON EXECUTIVE COMPENSATION

Our Board of Directors recognizes the importance of receiving regular input from our stockholders on important issues such as our compensation programs. Our Board also believes that a well-structured compensation program should allow for advisory input from our stockholders each year. Accordingly, the Board recommends that you vote in favor of an annual advisory vote on our compensation programs.

Generally, approval of any matters presented to the stockholders requires a majority of the votes cast.  However, because this vote is advisory and non-binding, if none of the frequency options receives a majority of the votes cast, the option receiving the greatest number of votes will be considered the frequency recommended by the stockholders.  If we receive a signed proxy without voting instructions, such shares will be voted for the option of “one year.”  Abstentions and broker non-votes are counted for quorum purposes.  Abstentions are counted as a vote “Against” this proposal.  Broker non-votes are not counted either as votes cast “For” or “Against” this proposal.

PROPOSALS AND NOMINATIONS OF STOCKHOLDERS

Under SEC rules, proposals of stockholders intended to be presented at our 2018 annual meeting of stockholders must be received by us at our principal executive office in the United States (1440 E. Missouri Avenue, Suite 160, Phoenix, AZ 85014, USA) by November 30, 2017, to be considered for inclusion in our proxy statement and form of proxy.

In addition, Section 2.03 of our by-laws, which deals with Notice of Stockholder Business and Nominations, provides that Common Stockholders seeking to nominate a director or propose business to be considered at an annual meeting of stockholders must give written notice to our Secretary or Assistant Secretary regarding the proposed nominee and/or proposed business to be considered no less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. Accordingly, your nominations or proposals intended to be presented at our 2018 annual meeting of stockholders must be received by us by January 27, 2018 but not before December 28, 2017 (unless the date of the 2018 annual meeting is advanced by more than 30 days or delayed by more than 60 days from the first anniversary of the 2017 meeting).

OTHER INFORMATION

We are not aware of any other matters to be considered at the meeting. If any other matters properly come before the meeting, the persons named in the enclosed form of proxy are ratified to and will vote said proxy in accordance with their judgment on such matters.

The cost of soliciting proxies in the accompanying form will be borne by us. Georgeson, LLC. has been employed to render some services for a net fee of $1,200, plus reasonable out-of-pocket expenses, to be paid by us. A number of our regular employees, without additional compensation, may solicit proxies personally or by mail or telephone.

Southern Copper Corporation
Jorge Lazalde
Secretary
Phoenix, Arizona, March 29, 2017

Exhibit A

DIRECTORS’ STOCK AWARD PLAN

(To be Approved by the Stockholders at the 2017 Annual Meeting of Stockholders)

1.                                      Purpose

The purposes of the Directors’ Stock Award Plan are (a) to attract and retain highly qualified individuals to serve as members of the Board of Directors (the “Board”) of Southern Copper Corporation (the “Company”), (b) to increase the stock ownership in the Company of members of the Board who are not compensated as employees and (c) to relate the compensation of members of the Board who are not compensated as employees more closely to the Company’s performance and its shareholders’ interest by granting such directors shares of common stock, par value $0.01 per share, of the Company (the “Shares”).

2.                                      Administration

The Plan shall be administered by the Board.  Subject to the provisions of the Plan, the Board shall be authorized to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan and to make all other determinations necessary or advisable for the administration of the Plan; provided, however, that the Board shall have no discretion with respect to the selection of directors to receive awards of Shares or the number of Shares to be awarded.  The determinations of the Board in the administration of the Plan, as described herein, shall be final and conclusive.  The Secretary of the Company shall be authorized to implement the Plan in accordance with its terms and to take such actions of a ministerial nature as shall be necessary to effectuate the intent and purposes thereof.  The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware.

3.                                      Eligibility

The class of individuals eligible to receive awards of Shares under the Plan shall be directors of the Company who are not compensated as employees of the Company (“Eligible Directors”).  Any recipient of an award granted hereunder shall hereinafter be referred to as a “Participant”.

4.                                      Shares Subject to the Plan

Subject to adjustment as provided in Section 6, an aggregate of 265,200 shares shall be available for awards under the Plan.  The shares may be made available from authorized but unissued shares or treasury shares.  If any stock awards under the Plan shall be foregone or returned to the Company for any reason, the shares subject to such award shall again be available for awards.

5.                                      Grant, Stock Awards

(a)  Upon first election to the Board after September 1, 1995, each newly elected Eligible Director will be granted 1,200 Shares.

(b)  Immediately following each Annual Shareholders Meeting, each Eligible Director will be granted 1,200 Shares as of the date of such meeting.

(c)  An Eligible Director may forego any grant of Shares by giving irrevocable written notice to such effect to the Secretary of the Company six months in advance of such grant.

6.                                      Adjustment of and Changes in Shares

In the event of a stock split, stock dividend, extraordinary dividend, subdivision or combination of the Shares or other change in corporate structure affecting the Shares, the number of Shares authorized by the Plan and the number of Shares to be granted under Section 5 shall be appropriately and equitably adjusted.

7.                                      Withholding of Taxes and Other Laws

The Company shall be authorized to withhold from any payment due under this Plan the amount of withholding taxes, if any, due in respect of an award hereunder, unless other provisions satisfactory to the Company shall have been made for the payment of such taxes.

The Board may refuse to issue or transfer any Shares if, acting in its sole discretion, it determines that the issuance or transfer of such Shares might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Securities Exchange Act of 1934, as amended.  Without limiting the generality of the foregoing, no award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Board in its sole discretion has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws.

8.                                      Effective Date and Duration of Plan

The Plan became effective on January 1, 1996 on the effective date of the exchange of the Company’s shares for certain labor shares of the Peruvian Branch of Southern Peru Limited (the “Exchange Offer”), subject to the completion of such Exchange Offer.  The Plan was extended subject to stockholder approval until January 31, 2016. The Plan, was extended subject to stockholder approval until January 30, 2017. The Plan shall terminate on January 29, 2018, unless the Plan is extended or terminated at an earlier date by Shareholders or is terminated by exhaustion of the shares available for issuance hereunder.

MMMMMMMMMMMM . MMMMMMMMMMMMMMM C123456789 SOUTHERN COPPER CORPORATION 000004 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proposals — The Board of Directors of Southern Copper Corporation recommends a vote “For” proposals 1, 2, 3, 4, and for “One Year” for proposal 5. + 1. Election of directors: 01 - Germán Larrea Mota-Velasco For Withhold For Withhold For Withhold 02 - Oscar González Rocha 03 - Emilio Carrillo Gamboa 05 - Enrique Castillo Sánchez Mejorada 08 - Luis Miguel Palomino Bonilla 06 - Xavier García de Quevedo Topete 09 - Gilberto Perezalonso Cifuentes 04 - Alfredo Casar Pérez 07 - Daniel Muñiz Quintanilla 10 - Carlos Ruiz Sacristán For Against Abstain 1 Year 2 Years 3 Years Abstain 2. Approve the extension of the Directors’ Stock Award Plan. 5. Recommend by, non-binding advisory vote, the frequency of the advisory vote on executive compensation. 3. Ratify the Audit Committee’s selection of Galaz,Yamazaki, Ruiz Urquiza S.C., a member firm of Deloitte Touche Tohmatsu Limited, as our independent accountants for 2017. 4. Approve by, non-binding vote, executive compensation. 6. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting. Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. MMMMMMMC 1234567890 IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND + 1 U P X3 1 6 0 1 9 1 02JXQG MMMMMMMMM B A Annual Meeting Proxy Card X IMPORTANT ANNUAL MEETING INFORMATION

. q PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q Proxy — SOUTHERN COPPER CORPORATION + Proxy Solicited by Board of Directors for Annual Meeting of Stockholders to be Held April 27, 2017. The undersigned hereby appoints OSCAR GONZALEZ ROCHA and JORGE LAZALDE, and each of them, with power of substitution, the proxies of the undersigned to vote all the shares the undersigned may be entitled to vote at the annual meeting of stockholders of Southern Copper Corporation, to be held at Edificio Parque Reforma, Campos Eliseos No. 400, 9th Floor, Col. Lomas de Chapultepec, Mexico City, C.P. 11000, Mexico, on April 27, 2017, at 9:00 A.M., Mexico City time, and at any adjournment thereof upon all matters specified in the notice of said meeting as set forth on the reverse hereof, and upon such other business as may lawfully come before the meeting. Holders of Common Stock are entitled to elect ten directors at the meeting. Please refer to the Proxy Statement for details. PLEASE VOTE ON ALL PROPOSALS, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. Important Notice regarding Internet Availability of Proxy Materials and Annual Report. The proxy statement, proxy card and annual report on Form 10-K are available at www.edocumentview.com/SCCO. If you wish to attend the meeting and vote your shares in person visit www.edocumentview.com/SCCO or call: +(52-55) 1103-5320, to obtain information, including directions. The shares represented by this proxy will be voted as directed by the stockholder. If a signed proxy is returned to the Company with no voting instructions given, such shares will be voted FOR all nominees for election as directors and FOR proposals No. 2, 3, 4, and for “One Year” for proposal 5. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope. (Continued and to be marked, dated and signed, on the other side) Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. + IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD. C